Filed Pursuant to Rule 424(b)(5)
Registration No. 333-250135 and Registration No. 333-274611

Prospectus Supplement (To Prospectus dated November 27, 2020)

736,845 Shares of Common Stock

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We are offering shares of our common stock, par value $0.50 per share, pursuant to this prospectus supplement and accompanying prospectus. Our common stock is listed for trading on The Nasdaq Global Market under the symbol “TRNS.” On September 19, 2023, the closing sales price of our common stock on The Nasdaq Global Market was $111.65 per share.

Investing in our common stock involves a high degree of risk. Please read “Risk Factors” beginning on page S-12 of this prospectus supplement and on page 4 of the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus before making a decision to invest in our common stock.

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	Per Share	Total
Public offering price	$95.00	$70,000,275
Underwriting discounts and commissions(1)	$5.70	$4,200,017
Proceeds, before expenses, to us	$89.30	$65,800,258
(1)	See “Underwriting” for a description of the compensation payable to the underwriters in connection with this offering.

We have granted the underwriters a 30-day option to purchase up to an additional 110,526 shares of our common stock at the public offering price less the underwriting discount. If the underwriters exercise the option in full, the total underwriting discount payable by us will be $4,830,015 and the total proceeds to us, before expenses, will be $75,670,230.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the shares of common stock against payment on or about September 25, 2023.

Sole Bookrunning Manager

Oppenheimer & Co.

Lead Manager

Craig-Hallum

Co-Managers

Northland Capital Markets	Roth Capital Partners

Prospectus supplement dated September 21, 2023.

Prospectus Supplement

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ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of our common stock, par value $0.50 (“common stock”) and updates the information contained in the accompanying prospectus and the documents incorporated by reference herein and therein. The second part is the accompanying prospectus, including the documents incorporated by reference therein, which provides more general information, some of which does not apply to this offering. To the extent the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus or documents previously filed with the Securities and Exchange Commission (the “SEC”) that are incorporated by reference herein or therein, the information in this prospectus supplement will supersede such information. For a more detailed understanding of an investment in our common stock, you should read both this prospectus supplement and the accompanying prospectus, together with additional information described under the heading “Where You Can Find More Information.”

This prospectus supplement is part of a shelf registration statement on Form S-3 that we filed with the SEC on November 17, 2020 and which was declared effective on November 27, 2020. Under the shelf registration process, we may from time to time offer and sell any combination of the securities described in the accompanying prospectus in one or more offerings.

Neither we nor the underwriters have authorized anyone to provide you with information that is different or in addition to that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any free writing prospectus prepared by us or on our behalf. Neither we nor the underwriters take any responsibility for, and can provide no assurance as to the reliability of, any information that others may give. Neither we nor the underwriters are making an offer to sell or soliciting an offer to buy our common stock under any circumstance in any jurisdiction where the offer or solicitation is not permitted. You should not assume that the information in this prospectus supplement, the accompanying prospectus and any free writing prospectus is accurate as of any date other than the respective date of each of those documents, or that any information in documents that we have incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement or any sale of shares of our common stock hereunder. Our business, financial condition, results of operations and prospects may have changed since those dates.

We are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the common stock and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

We have proprietary rights to trademarks, trade names and service marks appearing in this prospectus supplement that are important to our business. Solely for convenience, the trademarks, trade names and service marks may appear in this prospectus supplement without the ® and TM symbols, but any such references are not intended to indicate, in any way, that we forgo or will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensors to these trademarks, trade names and service marks. All trademarks, trade names and service marks appearing in this prospectus supplement are the property of their respective owners.

Except as otherwise indicated herein or as the context otherwise requires, references in this prospectus supplement to “Transcat,” the “Company,” “we,” “us” and “our” refer to Transcat, Inc. and its subsidiaries.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus, including the documents that we incorporate by reference herein and therein, contain, and any applicable free writing prospectus including the documents we incorporate by reference therein may contain, forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 27A of the Securities Act of 1933, as amended (the “Securities Act”). All statements other than statements of historical fact are “forward-looking statements” for purposes of this prospectus supplement and the accompanying prospectus. In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “believe,” “can,” “continue,” “could,” “designed,” “estimate,” “expect,” “foresee,” “goal,” “indicate,” “intend,” “likely,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “strategy,” “strive,” “targeting,” “will,” “would” and similar expressions and variations thereof.

Forward-looking statements appear in a number of places throughout this prospectus supplement and the accompanying prospectus and the documents that we incorporate by reference herein and therein, and include statements based largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives and financial needs, such as:

•	the impact of general economic conditions on our business, including inflation;
•	the impact of and our response to widespread public health crises;
•	the highly competitive nature of the industries in which we compete and in the nature of our two business segments;
•	the concentration of our Service segment customers in the life science, pharmaceutical, and other FDA-regulated industries in addition to FAA-regulated industries, including aerospace and defense industrial manufacturing;
•	the significant competition we face in our Distribution segment;
•	an impairment of goodwill or intangible assets;
•	tariffs imposed by the U.S. and other countries and changes in trade relations;
•	our ability to successfully complete and integrate business acquisitions;
•	cybersecurity risks, including any breach in security of our information systems, the occurrence of a cyber incident or deficiency in cyber security;
•	the risk of significant disruptions in our information technology systems;
•	our ability to recruit, train and retain quality employees, skilled technicians and senior management;
•	fluctuations in our operating results;
•	our ability to achieve or maintain adequate utilization and pricing rates for our technical service providers and our ability to charge adequate rates for those services in our Service segment;
•	competition in the rental market;
•	our ability to adapt our technology;
•	our reliance on our aging enterprise resource planning system;
•	technology updates;
•	supply chain delays or disruptions;
•	the risks related to current and future indebtedness;
•	foreign currency rate fluctuations;
•	our ability to adequately enforce and protect our intellectual property;
•	adverse weather events, other catastrophes or natural disasters;
•	the volatility of our stock price;
•	the relatively low trading volume of our common stock;
•	changes in tax rates;
•	changes in accounting standards, legal requirements and listing standards; and
•	legal and regulatory risks related to our international operations.

These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including those described in the “Risk Factors” section below. Moreover, we operate in a competitive and rapidly changing

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environment, and new risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business. In light of these risks, uncertainties and assumptions, actual results could differ materially and adversely from those anticipated in the forward-looking statements. These statements reflect our current views as of the date of this prospectus supplement with respect to future events and are based on assumptions and subject to risks and uncertainties.

You should read this prospectus supplement, the accompanying prospectus, the information incorporated herein and therein by reference, and the documents that have been filed as exhibits to the registration statement of which this prospectus supplement is a part completely and with the understanding that our actual future results may be materially different from what we expect.

All written and verbal forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We caution investors not to rely too heavily on the forward-looking statements we make or that are made on our behalf.  We undertake no obligation to update publicly any forward-looking statements for any reason after the date of this prospectus to conform these statements to actual results or to changes in our expectations, except as required by law.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary description about us and our business highlights information contained elsewhere in this prospectus supplement and the accompanying prospectus or incorporated by reference herein or therein. It does not contain all of the information you should consider before making an investment decision. Before you decide to invest in our common stock, you should read this entire prospectus supplement and the accompanying prospectus carefully, including the risk factors and the financial statements and related notes incorporated by reference herein and therein. You can obtain information incorporated by reference into this prospectus supplement from the SEC as described below under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

The Company

We are a leading provider of accredited calibration services, enterprise asset management services, and value-added distributor of professional grade handheld test, measurement and control instrumentation. We are focused on providing services and products to highly regulated industries, particularly the life science industry, which includes pharmaceutical, biotechnology, medical device and other FDA-regulated businesses. Additional industries served include FAA-regulated businesses, including aerospace and defense industrial manufacturing; energy and utilities, including oil and gas and alternative energy; and other industries that require accuracy in their processes, confirmation of the capabilities of their equipment, and for which the risk of failure is very costly.

We conduct our business through two operating segments: service (“Service”) and distribution (“Distribution”). Through our Service segment, we offer calibration, repair, inspection, analytical qualifications, preventative maintenance, consulting and other related services, a majority of which are processed through our proprietary asset management system, CalTrak® and our online customer portal, C3®. Our Service model is flexible, and we cater to our customers’ needs by offering a variety of services and solutions including permanent and periodic onsite services, mobile calibration services, pickup and delivery and in-house services. As of August 11, 2023, we operated 28 calibration service centers (“Calibration Service Centers”) strategically located across the United States, Puerto Rico, Canada, and Ireland. We also serve our customers onsite at their facilities for daily, weekly or longer-term periods. In addition, we have several imbedded customer-site locations that we refer to as “client-based labs,” where we provide calibration services, and in some cases other related services, exclusively for the customer and where we reside and work every day. We also have a fleet of mobile calibration laboratories that can provide service at customer sites which may not have the space or utility capabilities we require to service their equipment. Through our acquisition strategy, we have been focused on building out our Services segment by entering adjacent and complimentary markets. Our Services segment also includes Cal OpEx Limited (d/b/a Transcat Ireland) which owns all of the issued and outstanding capital stock of its U.S. based subsidiary, Cal OpEx Inc. (d/b/a NEXA EAM) (collectively, “NEXA”). NEXA’s suite of cost control and compliance services serves to manage the capital project life cycle for highly regulated industries with high cost of failure products. Our calibration services and NEXA provide two-way cross selling and lead generation synergies.

Through our Distribution segment, we sell and rent national and proprietary brand instruments to customers globally. Through our website, in-house sales team and printed and digital marketing materials, we offer access to more than 140,000 test, measurement and control instruments, including products from approximately 550 leading brands. Most instruments we sell and rent require calibration service to ensure that they maintain the most precise measurements. By having the capability to calibrate these instruments at the time of sale and at regular post-sale intervals, we can give customers a value-added service that most of our competitors are unable to provide. Calibrating before shipping means the customer can place their instruments into service immediately upon receipt, reducing downtime. Other value-added options we offer through our Distribution segment include equipment kitting (which is especially valued in the power generation sector), equipment rentals and used equipment sales. Our Distribution and rental sales serve as lead generation tools for our calibration services.

Our commitment to quality goes beyond the services and products we deliver. Our sales, customer service and support teams provide expert advice, application assistance and technical support to our customers. Since calibration is an intangible service, our customers rely on us to uphold high standards and provide integrity in our people and processes.

Our Strategy

Our two operating segments are highly complementary in that their offerings are of value to customers within the same industries. Our strategy is to leverage the complementary nature of our operating segments in ways that add value for all customers who select Transcat as their source for test and measurement equipment and/or calibration and laboratory instrument services. We strive to differentiate ourselves within the markets we serve and build barriers to competitive entry by offering a broad range of products and services and by integrating these solutions in a value-added manner to benefit our customers’ operations.

The following graphic shows our cross-selling opportunities between our two operating segments in addition to our segment revenue percentages as of June 24, 2023:

We are committed to capital, people and leadership investments, advancing our “Operational Excellence” initiative. This initiative is resulting in increased productivity and operational efficiency and further differentiation from our competitors as we leverage technology, automation, and process improvements to enhance our effectiveness and our customers’ experiences. We also continued Transcat University’s build-a-tech program. This program attracts fresh talent to the organization and provides training and career advancement opportunities for our existing employees. Our Operational Excellence initiative is a multi-year, ever-evolving program designed to create an infrastructure that supports our strategic goals over a longer timeframe.

Within the Service segment, our strategy is to drive double-digit revenue growth through both organic expansion and acquisitions. We have adopted an integrated sales model to drive sales and capitalize on the cross-selling opportunities between our two segments, especially leveraging our Distribution relationships to develop new Service relationships. We leverage these relationships with our unique value proposition which resonates strongly with customers who rely on accredited calibration services and/or laboratory instrument services to maintain the integrity of their processes and/or meet the demands of regulated business environments. Our customer base values our superior quality programs and requires precise measurement capability in their processes to minimize risk, waste and defects. We execute this strategy by leveraging our quality programs, metrology expertise, geographical footprint, qualified technicians, breadth of capabilities, and tailored service delivery options. Together, this allows us to meet the most rigorous quality demands of our most highly regulated customers while simultaneously being nimble enough to meet their business needs.

We expect to continue to grow our Service business organically by taking market share from other third-party providers and original equipment manufacturers, as well as by targeting the outsourcing of in-house calibration labs as multi-year client-based lab contracts. We believe an important element in taking market share is our ability to expand into new technical capabilities and adjacent service solutions that are in demand by our current and target customer base.

The other component to our Service growth strategy is acquisitions. There are three drivers of our acquisition strategy: geographic expansion, increased capabilities and expertise, and infrastructure leverage. The majority of our acquisition opportunities have been in the $500 thousand to $10 million annual revenue range, and we are disciplined in our approach to selecting target companies. One focus of our Operational Excellence initiative is to strengthen our acquisition integration process, allowing us to capitalize on acquired sales and cost synergies at a faster pace.

The following table illustrates the strategic drivers for some of our acquisitions since August 2021:

One of our acquisitions, NEXA, provides asset management services to the biopharmaceutical industry by leveraging its six service tracks: (i) calibration, (ii) maintenance and spare, (iii) reliability, (iv) computerized maintenance management systems solutions, (v) quality and compliance, and (vi) validation. By delivering these services, NEXA is able to provide unique value to their end customers in managing their asset portfolios, avoiding asset downtime and helping to accelerate delivery of their life changing products to market, ultimately driving significant cost savings and improved reliability. This NEXA suite of services, combined with our existing service offerings, provides a very comprehensive and robust value proposition to existing and new customers, which allows us to manage the complexity that is tied to doing business in these highly regulated industries.

The following graphic depicts our life sciences capital project ecosystem before and after our acquisition of NEXA:

Our Distribution segment strategy is to be the premier distributor and rental source of leading test and measurement equipment while also providing cross-selling opportunities for our Service segment. Through our vendor relationships we have access to more than 140,000 products, which we market to our existing and prospective customers both with and without value-added service options that are unique to Transcat. In addition to offering pre-shipment value-added services, we offer our customers the options of renting selected test and measurement equipment or buying used equipment, furthering our ability to answer all of our customers’ test and measurement equipment needs. We continuously evaluate our offerings to add new in-demand vendors or products, or remove less relevant vendors and products. Our equipment rental business continues to be a strong growth segment for us and helps support our Distribution and Service segment growth strategies. Having new, used and rental equipment further differentiates us from our Service segment competitors.

We see these various methods of meeting our Distribution customers’ needs as a way to differentiate ourselves and to diversify this segment’s customer base from its historically niche market. This differentiation and diversification strategy has been deliberately instituted in recent years as a means to mitigate the effect of price-driven competition and to lessen the impact that any particular industry or market will have on the overall performance of this segment.

We believe our combined Service and Distribution segment offerings, experience, technical expertise and integrity create a unique and compelling value proposition for our customers, and we intend to continue to grow our business through organic revenue growth and business acquisitions. We consider the attributes of our Service segment, which include higher gross margins and recurring revenue streams from customers in regulated industries to be more compelling and scalable than our legacy Distribution segment. For this reason, we expect our Service segment to be the primary source of revenue and earnings growth in future fiscal years. We believe our Service revenue was attributed to the following sources as of June 24, 2023: life sciences/FDA-regulated – 60%, industrial/materials – 15%, aerospace/defense – 10%, services – 7%, energy/utilities – 6%, and other – 2%.

The following graph and table shows our Service revenue growth since the fiscal year ended March 31, 2012:

The following chart shows the growth of our Service revenue, gross margin, operating income, and Adjusted EBITDA, a non-GAAP financial measure, since the fiscal year ended March 31, 2012:

See the section entitled “Non-GAAP Financial Measures” below for a description of this non-GAAP financial measure, Adjusted EBITDA reconciliation, and other important information regarding Adjusted EBITDA.

The following graphs show the growth of our Service revenue and gross margin since the fiscal year ended March 31, 2018:

The following graphs show our consolidated revenue and operating income growth since the since the fiscal year ended March 31, 2012, in addition to our consolidated Adjusted EBITDA, a non-GAAP financial measure, for the fiscal year ended March 25, 2023:

See the section entitled “Non-GAAP Financial Measures” below for a description of this non-GAAP financial measure, Adjusted EBITDA reconciliation, and other important information regarding Adjusted EBITDA.

For the first quarter of the fiscal year ending March 30, 2024, net revenue for our Service segment was $39.9 million, an increase of $6.0 million or 17.6% versus the first quarter of the fiscal year ended March 25, 2023. For the first quarter of the fiscal year ending March 30, 2024, Adjusted EBITDA, a non-GAAP financial measure, for our Service segment was $6.2 million, an increase of $0.7 million or 14% versus the first quarter of the fiscal year ended March 25, 2023. As a percentage of revenue, Adjusted EBITDA decreased slightly to 15.6% for the first quarter of the fiscal year ending March 30, 2024 from 16.2% for the first quarter of the fiscal year ended March 25, 2023. Adjusted EBITDA is a non-GAAP financial measure. See the section entitled “Non-GAAP Financial Measures” below for a description of this non-GAAP financial measure, Adjusted EBITDA reconciliation, and other important information regarding Adjusted EBITDA.

For the first quarter of the fiscal year ending March 30, 2024, net revenue for our Distribution segment was $20.7 million, which was relatively flat as compared to the first quarter of the fiscal year ended March 25, 2023. For the first quarter of the fiscal year ending March 30, 2024, Adjusted EBITDA for our Distribution segment was $2.2 million, an increase of $0.4 million or 23% versus the first quarter of the fiscal year ended March 25, 2023. As a percentage of revenue, Adjusted EBITDA increased to 10.8% for the first quarter of the fiscal year ending March 30, 2024 from 8.8% for the first quarter of the fiscal year ended March 25, 2023. Adjusted EBITDA is a non-GAAP financial measure. See the section entitled “Non-GAAP Financial Measures” below for a description of this non-GAAP financial measure, Adjusted EBITDA reconciliation, and other important information regarding Adjusted EBITDA.

For the first quarter of the fiscal year ending March 30, 2024, net cash provided by operations was $7.5 million, an increase of $5.5 million versus the first quarter of the fiscal year ended March 25, 2023. For the first quarter of the fiscal year ending March 30, 2024, operating free cash flow, a non-GAAP financial measure, was $4.8 million, an increase of $5.2 million versus the first quarter of the fiscal year ended March 25, 2023. Operating free cash flow is a non-GAAP financial measure. See the section entitled “Non-GAAP Financial Measures” below for a description of this non-GAAP financial measure, Operating free cash flow reconciliation, and other important information regarding Operating free cash flow.

Recent Business Acquisitions

Effective August 8, 2023, we purchased all of the capital stock of Axiom Test Equipment, Inc. (“Axiom”), a California-based rental provider of Electronic Test Equipment to customers across the United States. The purchase price for Axiom was $38 million, of which $10 million was paid in cash and the remainder was paid through the issuance of   315,403 shares of our common stock valued at approximately $28 million, subject to certain holdback provisions. In connection with the acquisition of Axiom, we and each of the Axiom shareholders entered into lock-up agreements, pursuant to which, and subject to certain exceptions, they each agreed not to sell or otherwise dispose of 25% of their shares until the effective date of the associated registration statement (the “Registration Effective Date”), 25% of their shares until 90 days after the Registration Effective Date, and the remaining 50% of their shares until 180 days after the Registration Effective Date, without the prior written consent of the Company.

Effective July 12, 2023, we purchased all of the outstanding capital stock of SteriQual, Inc. (“SteriQual”), a Florida- based provider of expert consulting services to pharmaceutical, biopharmaceutical, medical device, and diagnostic equipment manufacturers. The purchase price for SteriQual was $4.25 million paid through the issuance of 49,429 shares of our common stock and is subject to certain holdback provisions.

Effective March 27, 2023, we purchased all of the outstanding capital stock of TIC-MS, Inc. (“TIC-MS”), a Missouri-based provider of calibration services. The total purchase price paid for TIC-MS was approximately $9.8 million, of which $2.9 million was paid in cash, including $0.5 million placed in escrow for certain post-closing adjustments and indemnification claims, if any, and the issuance of 77,387 shares of our common stock valued at approximately $6.8 million. Pursuant to the purchase agreement, the purchase price will be subject to reduction by up to $0.5 million if a key customer relationship is not retained until March 27, 2024.

Non-GAAP Financial Measures

In addition to reporting net income, a U.S. GAAP measure, we present Adjusted EBITDA (earnings before interest, income taxes, depreciation and amortization, non-cash stock compensation expense, acquisition related transaction expenses, non-cash loss on sale of building and restructuring expense), which is a non-GAAP measure. The Company’s management believes Adjusted EBITDA is an important measure of operating performance because it allows management, investors and others to evaluate and compare the performance of its core operations from period to period by removing the impact of the capital structure (interest), tangible and intangible asset base (depreciation and amortization), taxes, stock-based compensation expense and other items, which is not always commensurate with the reporting period in which it is included. As such, the Company uses Adjusted EBITDA as a measure of performance when evaluating its business segments and as a basis for planning and forecasting. Adjusted EBITDA is not a measure of financial performance under GAAP and is not calculated through the application of GAAP. As such, it should not be considered as a substitute for the GAAP measure of net income and, therefore, should not be used in isolation of, but in conjunction with, the GAAP measure. Adjusted EBITDA, as presented, may produce results that vary from the GAAP measure and may not be comparable to a similarly defined non-GAAP measure used by other companies. See below for a reconciliation of Adjusted EBITDA for our Service segment and our Distribution segment for the first quarter of the fiscal year ending March 30, 2024, a reconciliation of Adjusted EBITDA for our Service segment for the fiscal years ended March 31, 2012 and March 25, 2023, and a reconciliation of consolidated Adjusted EBITDA for the fiscal years ended March 31, 2012 and March 25, 2023.

($ in thousands)	FY 2023	FY 2024
	Q1	Q1
Service Operating Income	$2,532	$3,192
+ Depreciation & Amortization	2,139	2,226
+ Acquisition Related Add-Back	30	185
+ Other (Expense)/Income	134	(47)
+ Noncash Stock Compensation	638	676
Service Adjusted EBITDA	$5,473	$6,232

($ in thousands)	FY 2023	FY 2024
	Q1	Q1
Distribution Operating Income	$1,072	$1,448
+ Depreciation & Amortization	502	564
+ Other (Expense)/Income	70	(17)
+ Noncash Stock Compensation	190	254
Distribution Adjusted EBITDA	$1,834	$2,249

($ in thousands)	FY 2012	FY 2023

Service Operating Income	$(175)	$11,422
+ Depreciation & Amortization	1,959	8,800
+ Transaction Expense		185
+ Other (Expense)/Income	(37)	(247)
+ Noncash Stock Compensation	263	2,463
Service Adjusted EBITDA	$2,010	$22,623

($ in thousands)	FY 2012	FY 2023

Net Income	$3,302	$10,688
+ Interest Expense	134	2,417
+ Other Expense/(Income)	48	344
+ Tax Provision	1,944	2,799
Operating Income	5,428	16,248
+ Depreciation & Amortization	2,896	10,955
+ Transaction Expense		185
+ Other (Expense)/Income	(48)	(344)
+ Noncash Stock Compensation	553	3,377
Adjusted EBITDA	$8,829	$30,421

In addition to reporting net cash provided by operations, a U.S. GAAP measure, we present operating free cash flow (net cash provided by operations less capital expenditures), which is a non-GAAP measure. We believe operating free cash flow is an important liquidity measure that reflects the cash generated by the business, after the purchases of technology, capabilities and assets, that can then be used for, among other things, strategic acquisitions, investments in the business, and funding ongoing operations. Operating free cash flow is not a measure of financial performance under GAAP and is not calculated through the application of GAAP. As such, it should not be considered as a substitute or alternative for the GAAP measure of net cash provided by operations and, therefore, should not be used in isolation of, rather in conjunction with, the GAAP measure. Operating free cash flow, as presented, may produce results that vary from the GAAP measure and may not be comparable to a similarly defined non-GAAP measure used by other companies. See below for a reconciliation of operating free cash flow for the first quarter of the fiscal year ending March 30, 2024.

($ in thousands)	FY 2023	FY 2024
	Q1	Q1
Net cash provided by operations	$2,043	$7,536
– Capital expenditures	(2,399)	(2,767)
Operating free cash flow	$(356)	$4,769

Long-term Debt

On July 7, 2021, we entered into the Second Amended and Restated Credit Facility Agreement (the “2021 Credit Agreement”) with Manufacturers and Traders Trust Company (“M&T”). Pursuant to the 2021 Credit Agreement, as of June 24, 2023, $37.5 million was available under our revolving credit facility (the “Revolving Credit Facility”), with $42.5 million outstanding.

We also have a term loan with M&T in the amount of $15 million, which requires total repayments (principal plus interest) of $0.2 million per month through its maturity date in December 2025 (the “Term Loan”). As of June 24, 2023, $5.9 million was outstanding on the Term Loan.

See “Note 3 - Long-Term Debt” in the Notes to Consolidated Financial Statements of our Annual Report on Form 10-K for the fiscal year ended March 25, 2023 for more information about our Revolving Credit Facility and Term Loan.

Corporate Information

Transcat was incorporated in Ohio in 1964. Our principal executive office is located at 35 Vantage Point Drive, Rochester, New York 14624 and our telephone number is (585) 352-7777. Our website address is www.transcat.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus supplement. We have included our website address in this prospectus supplement solely as an inactive textual reference. Our common stock trades on The Nasdaq Global Market under the ticker symbol “TRNS.”

Risk Factors

Investing in our common stock involves a high degree of risk. Before deciding whether to invest in our common stock, you should consider carefully the risks described below and discussed under the caption “Risk Factors” and other information contained in our most recent annual report on Form 10-K, subsequent quarterly reports on Form 10-Q and other filings we make with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, which are incorporated by reference into this prospectus supplement and the accompanying prospectus in its entirety. If any of these risks actually occur, our business, financial condition, results of operations or cash flows could be materially harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment.

THE OFFERING

Issuer	Transcat, Inc.

Common stock offered by us	736,845 shares of our common stock.

Underwriters’ option to purchase additional shares	The underwriters have the option to purchase up to an additional 110,526 shares of our common stock at the public offering price, less the underwriting discounts and commissions, which they may exercise, in whole or in part, for a period of 30 days from the date of this prospectus supplement.

Offering Price	$95.00 per share.

Common stock outstanding prior to this offering(1)	7,970,868 shares of common stock.

Common stock to be outstanding immediately after this offering(1)	8,707,713 shares, or 8,818,239 shares if the underwriters’ option to purchase additional shares is exercised in full.

Use of proceeds

We estimate the net proceeds from this offering will be approximately $65.2 million, after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us.

We intend to use approximately $48.1 million of the net proceeds from this offering to repay borrowings outstanding under our Revolving Credit Facility, which as of June 24, 2023, $42.5 million was outstanding. We intend to use the remainder of the net proceeds from this offering for working capital and other general corporate purposes. We do not intend to use the net proceeds from this offering to repay borrowings outstanding under our Term Loan. See “Use of Proceeds” on page S-15 of this prospectus supplement.

Risk factors	Investing in our common stock involves significant risks. See “Risk Factors” beginning on page S-12 of this prospectus supplement and on page 4 of the accompanying prospectus, as well as those risks and uncertainties identified in the documents incorporated by reference herein or therein.

Nasdaq Global Market trading symbol	Our common stock is listed on The Nasdaq Global Market under the symbol “TRNS.”
(1)	The number of shares of our common stock to be outstanding immediately prior to and after this offering, as stated above, is based on 7,970,868 shares outstanding as of August 11, 2023, and excludes as of that date:
•	229,500 shares of common stock issuable upon the exercise of outstanding options with a weighted average exercise price of $58.57; and
•	609,483 shares of common stock reserved for issuance under the Transcat, Inc. 2021 Stock Incentive Plan and 108,083 shares reserved for issuance under our Employee Stock Purchase Plan.

Except as otherwise indicated, all information in this prospectus supplement, including the number of shares of common stock outstanding immediately after this offering, excludes the shares referenced in the bullets above and assumes no exercise by the underwriters of their option to purchase additional shares of common stock from us within 30 days of the date of this prospectus supplement.

RISK FACTORS

Investing in our common stock involves a high degree of risk. Before deciding whether to invest in our common stock, you should consider carefully the risks described below and discussed under the section captioned “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the year ended March 25, 2023, which are incorporated by reference into this prospectus supplement and the accompanying prospectus in their entirety, together with other information in this prospectus supplement, the accompanying prospectus, and the information and documents incorporated by reference that we have authorized for use in connection with this offering. If any of these risks actually occur, our business, financial condition, results of operations or cash flows could be materially harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment.

Risks Related to our Common Stock and This Offering

As an investor participating in this offering, you will experience immediate substantial dilution.

The public offering price will be substantially higher than the net tangible book value per share of our outstanding shares of common stock. As a result, investors in this offering will incur immediate dilution of $85.01 per share based on the public offering price of $95.00 per share. Investors in this offering will pay a price per share that substantially exceeds the book value of our assets after subtracting our liabilities. See the section entitled “Dilution” below for a more detailed discussion of the dilution you will incur if you purchase common stock in this offering.

Participation in this offering by certain of our existing shareholders, including certain officers and directors, or their affiliates or related parties would reduce the available public float for our shares.

It is possible that one or more of our existing shareholders, including certain officers and directors, or their affiliates or related parties could purchase shares of our common stock in this offering on the same terms as the other purchasers in this offering. However, these persons or entities may determine not to purchase any shares in this offering, or the underwriters may elect not to sell any shares in this offering to such persons or entities. Any purchases by our existing shareholders, including certain officers and directors, or their affiliates or related parties would reduce the available public float for our shares because such shareholders would be restricted from selling the common stock by a lock-up agreement they have entered into with the underwriters and by restrictions under applicable securities laws. As a result, any purchase of shares of our common stock by such shareholders in this offering may reduce the liquidity of our common stock relative to what it would have been had these units been purchased by investors that were not affiliated with us.

Our stock price may be volatile.

The stock market, from time to time, has experienced significant price and volume fluctuations that are both related and unrelated to the operating performance of companies. Our stock may be affected by market volatility and by our own performance. The following factors, among others, may have a significant effect on the market price of our common stock:

•	Developments in our relationships with current or future manufacturers of products we distribute;
•	Announcements by us or our competitors of significant acquisitions, strategic partnerships, joint ventures or capital commitments;
•	Litigation or governmental proceedings or announcements involving us or our industry;
•	Economic and other external factors, such as inflation, recession, disasters or other national or global crises;
•	Public health issues including pandemics and epidemics, such as the COVID-19 pandemic;
•	Sales of our common stock or other securities in the open market;
•	Repurchases of our common stock on the open market or in privately-negotiated transaction;
•	Period-to-period fluctuations in our operating results; and
•	Our ability to satisfy our debt obligations.

In the past, following periods of volatility in the market price of a company’s securities, securities class action litigation has often been instituted. A securities class action suit against us could result in substantial costs and divert our management’s time and attention, which would otherwise be used to benefit our business.

Sales of a significant number of shares of our common stock in the public markets, or the perception that such sales could occur, could depress the market price of our common stock.

Sales of a substantial number of our shares in the public markets could depress the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities. We, our directors and our executive officers have agreed not to sell, dispose of or hedge any shares or securities convertible into or exchangeable for shares of common stock during the period from the date of this prospectus supplement continuing through and including the date 30 days after the date of this prospectus supplement, subject to certain exceptions. The underwriters may, in their discretion, release the restrictions on any such shares at any time without notice. We cannot predict the effect that future sales of our common stock would have on the market price of our common stock. If our existing shareholders and investors seek to sell a substantial number of shares of our common stock, such selling efforts may cause significant declines in the market price of our common stock.

Our management will have broad discretion over the actual amounts and timing of the expenditures of the proceeds we receive in this offering and might not apply the proceeds in ways that enhance our operating results or increase the value of your investment.

We intend to use approximately $48.1 million of the net proceeds from this offering to repay borrowings outstanding under our Revolving Credit Facility, which as of June 24, 2023, $42.5 million was outstanding. We intend to use the remainder of the net proceeds from this offering for working capital and other general corporate purposes. We do not intend to use the net proceeds from this offering to repay borrowings outstanding under our Term Loan. Our management will have considerable discretion in the application of the net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. The net proceeds may be used for corporate purposes that do not improve our operating results or enhance the value of our securities.

Our expected use of net proceeds from this offering represents our current intentions based upon our present plans and business condition. As of the date of this prospectus supplement, we cannot predict with certainty all of the particular uses for the net proceeds to be received upon the completion of this offering or the amounts that we will actually spend on the uses set forth above. The amounts and timing of our actual use of the net proceeds will vary depending on numerous factors, including the amount of cash used in our operations, which can be highly uncertain, subject to substantial risks and can often change.

The failure by our management to apply these funds effectively could harm our business. Pending their use, we may invest the net proceeds from this offering in short-term, investment-grade, interest-bearing securities. These investments may not yield a favorable return to our shareholders. If we do not invest or apply the net proceeds from this offering in ways that enhance shareholder value, we may fail to achieve expected financial results, which could cause our stock price to decline. See “Use of Proceeds” located elsewhere in this prospectus supplement.

An active trading market in our common stock may not be sustained.

Although our common stock is currently traded on The Nasdaq Global Market, an active trading market may not be sustained in our common stock. If an active market for our common stock is not maintained, the value of your shares may decline and you may be unable to sell your shares when or at the price that you may wish to sell them. An inactive market may also impair our ability to raise capital by selling shares of our common stock or use shares of our common stock as consideration for entering into license agreements and strategic partnerships, which could negatively impact our business.

Because we do not intend to pay cash dividends on our shares of common stock, any returns will be limited to the value of our shares.

We currently anticipate that we will retain future earnings for the development, operation and expansion of our business and do not anticipate declaring or paying any cash dividends for the foreseeable future. Any return to shareholders will therefore be limited to the increase, if any, of our share price.

Risks Related to Acquisitions

The indemnification provisions of acquisition agreements by which we have acquired companies may not fully protect us and as a result we may face unexpected liabilities.

Certain of the acquisition agreements by which we have acquired companies require the former owners to indemnify us against certain liabilities related to the operation of the company before we acquired it. In most of these agreements, however, the liability of the former owners is limited, and certain former owners may be unable to meet their indemnification responsibilities. We cannot assure that these indemnification provisions will protect us fully or at all, and as a result we may face unexpected liabilities that adversely affect our financial results.

 Macroeconomic and Business Risks

Our Service segment has a concentration of customers in the life science, pharmaceutical, and other FDA-regulated industries in addition to FAA-regulated industries, including aerospace and defense industrial manufacturing.

A number of our Service segment customers operate in the life science, pharmaceutical, and other FDA-regulated industries in addition to FAA-regulated industries, including aerospace and defense industrial manufacturing. This concentration of our customer base affects our overall risk profile, since a significant portion of our customers would be similarly affected by changes in economic, political, regulatory, and other industry conditions. An abrupt or unforeseen change in conditions in these industries could adversely affect customer demand for our services, which could have a material adverse effect on our financial results.

USE OF PROCEEDS

We estimate that the net proceeds from this offering after deducting estimated underwriting discounts and commissions and offering expenses payable by us will be approximately $65.2 million or $75.1 million if the underwriters exercise in full their option to purchase additional shares of our common stock. We intend to use approximately $48.1 million of the net proceeds from this offering to repay borrowings outstanding under our Revolving Credit Facility, which as of June 24, 2023, $42.5 million was outstanding. We intend to use the remainder of the net proceeds from this offering for working capital and other general corporate purposes. We do not intend to use the net proceeds from this offering to repay borrowings outstanding under our Term Loan.

The term of the Revolving Credit Facility was extended until June 2026 with interest that accrues, at our election, at either the variable one-month LIBOR or a fixed rate for a designated period at the LIBOR corresponding to such period (subject to a 0.25% floor), in each case, plus a margin. Interest rate margins are determined on a quarterly basis based upon our calculated leverage ratio. The interest rate for the Revolving Credit Facility for the first quarter the fiscal year ending March 30, 2024 ranged from 6.4% to 6.9%. The Company was notified by M&T that effective July 1, 2023, LIBOR was discontinued and replaced with the Daily Simple SOFR plus applicable Benchmark Replacement Adjustment.

Our expected use of the net proceeds from this offering is based upon our present plans and business condition. As of the date of this prospectus supplement, we cannot predict with certainty all of the particular uses for the net proceeds to be received upon the completion of this offering or the amounts that we will actually spend on the uses set forth above. The amounts and timing of our actual use of proceeds will vary depending on numerous factors, including our financial condition, results of operations, business prospects, and the factors described under the heading “Risk Factors.” As a result, management will retain broad discretion over the allocation of the net proceeds from this offering, and investors will be relying on the judgment of our management regarding the application of the net proceeds.

Pending the use of the net proceeds of this offering, we intend to invest the net proceeds in money market funds, high-quality and short-term interest-bearing obligations, investment-grade instruments, and/or direct or guaranteed obligations of the U.S. government.

DILUTION

If you invest in our common stock in this offering, your interest will be diluted to the extent of the difference between the price per share that you pay and the net tangible book value per share of our common stock immediately after this offering.

As of June 24, 2023, our net tangible book value was $18.5 million, or approximately $2.42 per share of common stock. Net tangible book value per share is equal to our total tangible assets, less total liabilities, divided by the number of outstanding shares of our common stock. Dilution with respect to net tangible book value per share represents the difference between the amount per share paid by purchasers of shares of common stock in this offering and the net tangible book value per share of our common stock immediately after this offering. After giving effect to the sale of shares of common stock in this offering, after deducting underwriting discounts and commissions and estimated offering expenses payable by us, at the public offering price of $95.00 per share, our as adjusted net tangible book value as of June 24, 2023 would have been approximately $83.7 million, or approximately $9.99 per share of common stock. This represents an immediate increase in net tangible book value of $7.57 per share to our existing shareholders and an immediate dilution of $85.01 per share to investors participating in this offering.

The amounts in the table below assume no exercise by the underwriters of their option to purchase additional shares of common stock.

The following table illustrates this dilution on a per share basis:

Offering price per share		$95.00
Net tangible book value per share as of June 24, 2023	$2.42
Increase in net tangible book value per share attributable to this offering	$7.57
As adjusted net tangible book value per share on June 24, 2023 after this offering		$9.99
Dilution in net tangible book value per share to new investors in this offering		$85.01

If the underwriters exercise their option to purchase additional shares of our common stock in full in this offering, the increase in as adjusted net tangible book value per share to existing shareholders would be $8.60 per share and the dilution to purchasers of common stock in this offering would be $83.98 per share.

The foregoing table is calculated based on 7,970,868 shares of our common stock that were outstanding on August 11, 2023, and excludes as of that date:

•	229,500 shares of common stock issuable upon the exercise of outstanding options with a weighted average exercise price of $58.57; and
•	609,483 shares of common stock reserved for issuance under the Transcat, Inc. 2021 Stock Incentive Plan and 108,083 shares reserved for issuance under our Employee Stock Purchase Plan.

New investors will experience further dilution if any of our outstanding options are exercised or new options are issued and exercised under our equity incentive plans. Furthermore, we may choose to raise additional capital through the sale of equity or convertible debt securities due to market conditions or strategic considerations, even if we believe we have sufficient funds for our current or future operating plans. To the extent that we raise additional capital in this manner, the issuance of such securities could result in further dilution of shareholders.

UNDERWRITING

We entered into an underwriting agreement with the underwriters named below dated the date of this prospectus supplement. Oppenheimer & Co. Inc. is acting as the sole book-running manager and representative of the underwriters. Craig-Hallum Capital Group LLC is acting as lead manager, and Northland Securities, Inc. and Roth Capital Partners, LLC are acting as co-managers. The underwriting agreement provides for the purchase of a specific number of shares of common stock by each of the underwriters. The underwriters’ obligations are several, which means that each underwriter is required to purchase a specified number of shares of common stock, but is not responsible for the commitment of any other underwriter to purchase shares of common stock. Subject to the terms and conditions of the underwriting agreement, each underwriter has severally and not jointly agreed to purchase the number of shares of common stock set forth opposite its name below:

Number of
Underwriter	Shares of Common Stock
Oppenheimer & Co. Inc.	534,285
Craig-Hallum Capital Group LLC	135,064
Northland Securities, Inc.	33,748
Roth Capital Partners, LLC	33,748
Total	736,845

Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the shares offered by this prospectus supplement (other than those covered by the option described below), if any are purchased.

The underwriters are offering the shares of common stock subject to various conditions and may reject all or part of any order. The representative of the underwriters has advised us that the underwriters propose initially to offer the shares of common stock to the public at the public offering price set forth on the cover page of this prospectus supplement and to dealers at a price less a concession not in excess of $3.42 per share of common stock to brokers and dealers. After the shares of common stock are released for sale to the public, the representative may change the offering price, the concession, and other selling terms at various times.

We have granted the underwriters an option to purchase additional shares. This option, which is exercisable for up to 30 days after the date of this prospectus supplement, permits the underwriters to purchase a maximum of additional shares of common stock from us. If the underwriters exercise all or part of this option, they will purchase shares of common stock covered by the option at the public offering price that appears on the cover page of this prospectus supplement, less the underwriting discounts and commissions. The underwriters have severally agreed that, to the extent the option is exercised, they will each purchase a number of additional shares proportionate to such underwriter’s initial amount reflected in the foregoing table.

The following table provides information regarding the amount of the discounts and commissions to be paid to the underwriters by us, before expenses:

	Per Share of Common Stock	Total Without Exercise of Underwriters’ Option	Total With Full Exercise of Underwriters’ Option
Public offering price	$95.00	$70,000,275	$80,500,245
Underwriting discounts and commissions(1)	$5.70	$4,200,017	$4,830,015
Proceeds, before expenses, to us	$89.30	$65,800,258	$75,670,230
(1)	We have agreed to pay the underwriters a commission of 5.5% of the gross proceeds of this offering. In addition, the Company has agreed to award discretionary incentive compensation of an additional 0.5% of the gross proceeds of this offering to the book-running managers.

We estimate that our total expenses of the offering, excluding the estimated underwriting discounts and commissions, will be approximately $457,500. We have agreed to reimburse the underwriters for all reasonable out-of-pocket costs and expenses incident to the performance of the obligations of the representative under the underwriting agreement (including, without limitation, the fees and expenses of the underwriters’ outside attorneys), provided that, excluding expenses related to blue sky and FINRA filings, such costs and expenses shall not exceed $150,000 without the Company’s prior approval (such approval not to be unreasonably withheld, conditioned or delayed).

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

We have agreed to a 90-day “lock-up,” during which, without the prior written consent of Oppenheimer & Co. Inc., we shall not (1) offer, pledge, issue, sell, contract to sell, register with the Securities and Exchange Commission (the “SEC”) (other than on Form S-8 or on any successor form), sell any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any of our equity securities (or any securities convertible into, exercisable for or exchangeable for any of our equity securities), or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of the equity securities or such other securities, in cash or otherwise, except for (i) the issuance of the shares of common stock offered pursuant to this prospectus supplement; (ii) the issuance of options, rights, warrants or shares of common stock pursuant to our obligations related to the issuance of earnout consideration, if any or existing stock option or bonus plan, in each case, as described in the registration statement of which this prospectus supplement forms a part, or the issuance of options, rights, warrants or shares in the ordinary course of business; and (iii) beginning on the date that is 30 days after the date of this prospectus supplement, the issuance, or entering into an agreement to issue, of options, rights, warrants or shares in connection with a business combination during such period, provided, however, that the fair market value of any such issuance or agreement to issue such securities will not exceed $10 million during such period.

Our executive officers, directors and certain of our significant stockholders have also agreed to a 90-day “lock-up,” during which, without the prior written consent of Oppenheimer & Co. Inc., they shall not, directly or indirectly, (i) offer, pledge, assign, encumber, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, any shares of common stock or any securities convertible into or exercisable or exchangeable for common stock, owned either of record or beneficially (as defined in the Securities Exchange Act of 1934, as amended (the “Exchange Act”) by any signatory of the lock-up agreement on the date of the prospectus or thereafter acquired; (ii) enter into any swap or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the common stock or any securities convertible into or exercisable or exchangeable for common stock, whether any such transaction described in clauses (i) or (ii) above is to be settled by delivery of common stock or such other securities, in cash or otherwise, or publicly announce an intention to do any of the foregoing; and (iii) make any demand for or exercise any right with respect to, the registration of any shares of common stock or any security convertible into or exercisable or exchangeable for common stock. The foregoing shall not apply to (i) transactions relating to shares of common stock acquired in open market transactions after completion of this offering, provided, that no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made in connection with subsequent sales of shares of common stock acquired in such open market transactions, and (ii) common stock to be transferred as a gift or gifts (provided, that (a) any donee shall execute and deliver to Oppenheimer & Co. Inc., acting on behalf of the underwriters, not later than one business day prior to such transfer, a lock-up agreement to Oppenheimer & Co. Inc. and (b) if the lock-up signatory is required to file a report under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of common stock or beneficially owned shares or any securities convertible into or exercisable or exchangeable for common stock or beneficially owned shares during the 90-day “lock-up,” the lock-up signatory shall include a statement in such report to the effect that such transfer is being made as a gift).

Rules of the SEC may limit the ability of the underwriters to bid for or purchase shares of common stock before the distribution of the shares is completed. However, the underwriters may engage in the following activities in accordance with the rules:

•	Stabilizing transactions - the representative may make bids or purchases for the purpose of pegging, fixing or maintaining the price of the common stock, so long as stabilizing bids do not exceed a specified maximum.
•	Over-allotments and syndicate covering transactions - the underwriters may sell more shares of common stock in connection with this offering than the number of shares of common stock that they have committed to purchase. This over-allotment creates a short position for the underwriters. This short sales position may involve either “covered” short sales or “naked” short sales. Covered short sales are short sales made in an amount not greater than the underwriters’ over-allotment option to purchase additional shares of common stock in this offering described above. The underwriters may close out any covered short position either by exercising its over-allotment option or by purchasing shares of common stock in the open market. To determine how they will close the covered short position, the underwriters will consider, among other things, the price per share of common stock available for purchase in the open market, as compared to the price at which they may purchase shares of common stock through the over-allotment option. Naked short sales are short sales in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing shares of common stock in the open market. A naked short position is more likely to be created if the underwriters are concerned that, in the open market after pricing, there may be downward pressure on the price per share of common stock that could adversely affect investors who purchase shares of common stock in this offering.

•	Penalty bids - if the representative purchases shares of common stock in the open market in a stabilizing transaction or syndicate covering transaction, it may reclaim a selling concession from the underwriters and selling group members who sold those shares of common stock as part of this offering.
•	Passive market making - market makers in the common stock who are underwriters or prospective underwriters may make bids for or purchases of shares of common stock, subject to limitations, until the time, if ever, at which a stabilizing bid is made.

Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales or to stabilize the market price of our common stock may have the effect of raising or maintaining the market price of our common stock or preventing or mitigating a decline in the market price of our common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. The imposition of a penalty bid might also have an effect on the price of the common stock if it discourages resales of our shares of common stock.

Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of our common stock. These transactions may occur on The Nasdaq Global Market or otherwise. If such transactions are commenced, they may be discontinued without notice at any time.

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for us, for which they received or will receive customary fees and expenses.

In addition, in the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investment and securities activities may involve our securities and instruments. The underwriters and their respective affiliates may also make investment recommendations or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long or short positions in such securities and instruments.

Electronic Delivery of Prospectus: A prospectus in electronic format may be delivered to potential investors by one or more of the underwriters participating in this offering. The prospectus in electronic format will be identical to the paper version of such prospectus. Other than the prospectus in electronic format, the information on any underwriter’s website and any information contained in any other website maintained by an underwriter is not part of this prospectus supplement or the registration statement of which this prospectus supplement forms a part.

Notice to Non-U.S. Investors

European Economic Area

In relation to each Member State of the European Economic Area (each, a “Relevant State”), no shares of common stock have been offered or will be offered pursuant to this offering to the public in that Relevant State prior to the publication of a prospectus in relation to the shares of common stock which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that shares of common stock may be offered to the public in that Relevant State at any time under the following exemptions under the Prospectus Regulation:

(a)	to any legal entity which is a qualified investor as defined under the Prospectus Regulation;
(b)	to fewer than 150 natural or legal persons (other than qualified investors as defined under the Prospectus Regulation), subject to obtaining the prior consent of the representative for any such offer; or
(c)	in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of shares of common stock shall require us or the representative to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

Each person in a Relevant State who initially acquires any shares of common stock or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with us and the representative that it is a qualified investor within the meaning of the Prospectus Regulation.

In the case of any shares of common stock being offered to a financial intermediary as that term is used in Article 5(1) of the Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the shares of common stock acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer to the public other than their offer or resale in a Relevant State to qualified investors, in circumstances in which the prior consent of the representative has been obtained to each such proposed offer or resale.

We, the representative and its affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements.

For the purposes of this provision, the expression an “offer to the public” in relation to the shares of common stock in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares of common stock to be offered so as to enable an investor to decide to purchase or subscribe for any shares of common stock, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129 (as amended).

The above selling restriction is in addition to the other selling restrictions set out below.

In connection with the offering, the underwriters are not acting for anyone other than the issuer and will not be responsible to anyone other than the issuer for providing the protections afforded to their clients nor for providing advice in relation to the offering.

United Kingdom

In relation to the United Kingdom, or the UK, no shares of common stock have been offered or will be offered pursuant to this offering to the public in the UK prior to the publication of a prospectus in relation to the shares of common stock which is to be treated as if it had been approved by the Financial Conduct Authority in accordance with the transitional provisions in Article 74 (transitional provisions) of the Prospectus Amendment etc (EU Exit) Regulations 2019/1234, except that the shares of common stock may be offered to the public in the United Kingdom at any time:

(a)	to any legal entity which is a qualified investor as defined under Article 2 of the UK Prospectus Regulation;
(b)	to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of the representative for any such offer; or
(c)	in any other circumstances falling within Section 86 of the Financial Services and Markets Act 2000 (“FSMA”),

provided that no such offer of shares of common stock shall require us or the representative to publish a prospectus pursuant to Section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation.

For the purposes of this provision, the expression an “offer to the public” in relation to the shares of common stock in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any shares of common stock to be offered so as to enable an investor to decide to purchase or subscribe for any shares of common stock, and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.

Canada

The shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33 105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Israel

In the State of Israel, this prospectus shall not be regarded as an offer to the public to purchase shares of common stock under the Israeli Securities Law, 5728 – 1968, which requires a prospectus to be published and authorized by the Israel Securities Authority, if it complies with certain provisions of Section 15 of the Israeli Securities Law, 5728 – 1968, including, inter alia, if: (i) the offer is made, distributed or directed to not more than 35 investors, subject to certain conditions (the “Addressed Investors”); or (ii) the offer is made, distributed or directed to certain qualified investors defined in the First Addendum of the Israeli Securities Law, 5728 –1968, subject to certain conditions (the “Qualified Investors”). The Qualified Investors shall not be taken into account in the count of the Addressed Investors and may be offered to purchase securities in addition to the 35 Addressed Investors. The company has not and will not take any action that would require it to publish a prospectus in accordance with and subject to the Israeli Securities Law, 5728 – 1968. We have not and will not distribute this prospectus or make, distribute or direct an offer to subscribe for our common stock to any person within the State of Israel, other than to Qualified Investors and up to 35 Addressed Investors.

Qualified Investors may have to submit written evidence that they meet the definitions set out in of the First Addendum to the Israeli Securities Law, 5728 – 1968. In particular, we may request, as a condition to be offered common stock, that Qualified Investors will each represent, warrant and certify to us and/or to anyone acting on our behalf: (i) that it is an investor falling within one of the categories listed in the First Addendum to the Israeli Securities Law, 5728 – 1968; (ii) which of the categories listed in the First Addendum to the Israeli Securities Law, 5728 – 1968 regarding Qualified Investors is applicable to it; (iii) that it will abide by all provisions set forth in the Israeli Securities Law, 5728 – 1968 and the regulations promulgated thereunder in connection with the offer to be issued common stock; (iv) that the shares of common stock that it will be issued are, subject to exemptions available under the Israeli Securities Law, 5728 – 1968: (a) for its own account; (b) for investment purposes only; and (c) not issued with a view to resale within the State of Israel, other than in accordance with the provisions of the Israeli Securities Law, 5728 – 1968; and (v) that it is willing to provide further evidence of its Qualified Investor status. Addressed Investors may have to submit written evidence in respect of their identity and may have to sign and submit a declaration containing, inter alia, the Addressed Investor’s name, address and passport number or Israeli identification number.

We have not authorized and do not authorize the making of any offer of securities through any financial intermediary on our behalf, other than offers made by the underwriters and their respective affiliates, with a view to the final placement of the securities as contemplated in this document. Accordingly, no purchaser of the shares, other than the underwriters, is authorized to make any further offer of shares on our behalf or on behalf of the underwriters.

Switzerland

The shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document does not constitute a prospectus within the meaning of, and has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, the Company or the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority (“FINMA”), and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares.

Hong Kong

No shares have been offered or sold, and no shares may be offered or sold, in Hong Kong, by means of any document, other than to persons whose ordinary business is to buy or sell shares or debentures, whether as principal or agent; or to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong, or SFO, and any rules made under that Ordinance; or in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong (“CO”) or which do not constitute an offer or invitation to the public for the purpose of the CO or the SFO. No document, invitation or advertisement relating to the shares has been issued or may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted under the securities laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made under that Ordinance.

This prospectus has not been registered with the Registrar of Companies in Hong Kong. Accordingly, this prospectus may not be issued, circulated or distributed in Hong Kong, and the shares may not be offered for subscription to members of the public in Hong Kong. Each person acquiring the shares will be required, and is deemed by the acquisition of the shares, to confirm that he is aware of the restriction on offers of the shares described in this prospectus and the relevant offering documents and that he is not acquiring, and has not been offered any shares in circumstances that contravene any such restrictions.

LEGAL MATTERS

The validity of the common stock offered hereby has been passed upon for us by Calfee, Halter & Griswold LLP, Cleveland, Ohio. Certain legal matters in connection with this offering will be passed upon by Harter Secrest & Emery LLP, Rochester, New York and Calfee, Halter & Griswold LLP, Cleveland, Ohio. Certain legal matters related to this offering will be passed upon for the underwriters by White & Case LLP, New York, New York.

EXPERTS

The consolidated financial statements of Transcat, Inc. as of March 25, 2023 and March 26, 2022, and for each of the years in the three-year period ended March 25, 2023, have been incorporated by reference herein, in reliance upon the reports of Freed Maxick CPAs, P.C., independent registered public accounting firm, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our filings with the SEC are available to the public through the SEC’s website at www.sec.gov. Our annual, quarterly and current reports and amendments to those reports, if any, are also available via the internet at our website, www.transcat.com, by following the links to “Investor Relations” and “SEC Filings.” The information on, or accessible through, our internet site, or any other internet site described herein, is not a part of, and is not incorporated or deemed to be incorporated by reference in, this prospectus, and you should not consider it to be a part of this prospectus. We will provide to each person, including any beneficial owner, to whom a prospectus supplement is delivered a copy of any or all of the information that has been incorporated by reference in the prospectus supplement but not delivered with the prospectus supplement. In addition, you may request copies of our filings with the SEC, including the documents listed below under the heading “Incorporation of Certain Information by Reference,” at no cost, by calling us at (585) 352-7777 or by writing to us at: Transcat, Inc., Attn: Corporate Secretary, 35 Vantage Point Drive, Rochester, New York 14624.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

THIS PROSPECTUS SUPPLEMENT INCORPORATES DOCUMENTS BY REFERENCE THAT ARE NOT PRESENTED IN OR DELIVERED WITH THIS PROSPECTUS SUPPLEMENT. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPPLEMENT AND IN THE DOCUMENTS THAT WE HAVE INCORPORATED BY REFERENCE INTO THIS PROSPECTUS SUPPLEMENT. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM OR IN ADDITION TO THE INFORMATION CONTAINED IN THIS DOCUMENT AND INCORPORATED BY REFERENCE INTO THIS PROSPECTUS SUPPLEMENT.

The SEC allows us to incorporate by reference into this prospectus supplement certain information we file with it, which means that we can disclose important information by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement. Because we are incorporating by reference future filings with the SEC, this prospectus supplement is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus supplement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement. We incorporate by reference the documents listed below and all documents subsequently filed with the SEC (excluding any information furnished, but not filed, with the SEC, including portions of any Form 8-K that are not deemed “filed” pursuant to the General Instructions of Form 8-K) pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this prospectus supplement and prior to the date this offering is terminated or we issue all of the securities under this prospectus supplement:

•	Our Annual Report on Form 10-K for the fiscal year ended March 25, 2023, filed with the SEC on June 6, 2023, including the information specifically incorporated by reference into the Form 10-K from our definitive proxy statement for the 2023 Annual Meeting of Shareholders filed on July 20, 2023.
•	Our Quarterly Report on Form 10-Q for the quarter ended June 24, 2023 filed with the SEC on August 2, 2023.
•	Our Current Reports on Form 8-K filed with the SEC on March 28, 2023, May 22, 2023 (Film Number 23945380), July 12, 2023, August 8, 2023, September 7, 2023, September 12, 2023, and September 21, 2023.
•	The description of our common stock, par value $0.50 per share, contained in Amendment Number 1 to our Registration Statement on Form S-3 (Registration No. 333-42345), filed with the SEC on February 5, 1998, Exhibit 4.1 to our Annual Report

on Form 10-K for the fiscal year ended March 30, 2019 (filed with the SEC on June 7, 2019), and any amendment or report filed for the purpose of updating such description.

This prospectus supplement and the accompanying prospectus as further supplemented may contain information that updates, modifies or is contrary to information herein or in one or more of the documents incorporated by reference in this prospectus supplement or the accompanying prospectus. You should rely only on the information incorporated by reference or provided in this prospectus supplement and accompanying prospectus. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus supplement and the accompanying prospectus is accurate as of any date other than the date of this prospectus supplement, the date of the accompanying prospectus or the date of the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, respectively.

To obtain copies of these filings, see “Where You Can Find More Information” in this prospectus supplement.

PROSPECTUS

$75,000,000

Transcat, Inc.

Common Stock
Warrants
Purchase Contracts
Debt Securities
Units
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We may offer and sell from time to time up to $75,000,000 of shares of common stock; warrants to purchase other securities; purchase contracts; senior or subordinated debt securities, which may consist of notes, debentures, or other evidences of indebtedness and which may be convertible into our common stock or other securities; and units consisting of any combination of the above securities.

This prospectus provides you with a general description of the securities listed above. Each time we offer any securities pursuant to this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. This prospectus may not be used to offer or sell our securities without a prospectus supplement describing the method and terms of the offering. You should read this prospectus and any prospectus supplement together with the information described under the heading “Incorporation of Certain Information by Reference” before you make your investment decision.

We may offer these securities in amounts and at prices and on terms determined at the time of offering. The securities may be sold directly to you, through agents or through underwriters and dealers. If agents, underwriters or dealers are used to sell the securities, we will name them and describe their compensation in the accompanying prospectus supplement.

Our common stock is traded on the Nasdaq Global Market under the symbol “TRNS.” As of November 4, 2020, the aggregate market value of our outstanding common stock held by non-affiliates, or public float, was approximately $210,467,165, based on 7,434,646 shares of outstanding common stock, of which approximately 511,384 were held by affiliates, and a price of $30.40 per share, which was the last reported sale price of our common stock on Nasdaq on November 4, 2020.

Investing in our securities involves risk. You should carefully read the information included and incorporated by reference into this prospectus for a discussion of the factors you should carefully consider in determining whether to invest in our securities, including the discussion of risks described under “Risk Factors” on page 4 of this prospectus.
___________________

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
___________________

The date of this prospectus is November 17, 2020.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement we filed with the Securities and Exchange Commission (the “SEC”), using a “shelf” registration process. We may sell any combination of the securities described in this prospectus from time to time in one or more offerings. You should carefully read this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.” We have not authorized anyone to provide you with different or additional information.

Each time we sell securities pursuant to this prospectus, we will provide a prospectus supplement that contains specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered. If this prospectus is inconsistent with the prospectus supplement, you should rely upon the prospectus supplement. In addition, the prospectus supplement may also add, update or change the information contained in this prospectus.

If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you.

You should assume that the information in this prospectus or any prospectus supplement, as well as the information incorporated by reference in this prospectus or any prospectus supplement, is accurate only as of the date of the documents containing the information, unless the information specifically indicates that another date applies. Our business, financial condition, results of operations and prospects may have changed since those dates.

Wherever references are made in this prospectus to information that will be included in a prospectus supplement, to the extent permitted by applicable law, rules or regulations, we may instead include such information or add, update or change the information contained in this prospectus by means of a post-effective amendment to the registration statement of which this prospectus is a part, through filings we make with the SEC that are incorporated by reference in this prospectus or by any other method as may then be permitted under applicable law, rules or regulations.

Unless the context otherwise requires, references in this prospectus to “Transcat,” the “Company,” “we,” “us,” and “our” refer to Transcat, Inc. and its subsidiaries, unless the context clearly indicates otherwise.

___________________

Unless indicated in the applicable prospectus supplement, we have not taken any action that would permit us to publicly sell these securities in any jurisdiction outside the United States. If you are an investor outside the United States, you should inform yourself about, and comply with, any restrictions as to the offering of the securities and the distribution of this prospectus.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements relate to expectations, estimates, beliefs, assumptions and predictions of future events and are identified by words such as “anticipates,” “believes,” “estimates,” “expects,” “projects,” “intends,” “could,” “may,” and other similar words. Forward-looking statements are not statements of historical fact and thus are subject to risks, uncertainties and other factors that could cause actual results to differ materially from historical results or those expressed in such forward-looking statements.

These forward-looking statements are not guarantees of future performance, nor should they be relied upon as representing management’s views as of any subsequent date. Forward-looking statements involve significant risks and uncertainties and actual results may differ materially from those presented, either expressed or implied, in this prospectus, any prospectus supplement, and our Annual Report on Form 10-K for the fiscal year ended March 28, 2020 (the “Form 10-K”), which is incorporated by reference into this prospectus. Factors that might cause such differences include, but are not limited to:

●	any adverse impact as a result of the COVID-19 pandemic;

●	the highly competitive nature of the industries in which we compete and in the nature of our two business segments;

●	cybersecurity risks including any breach in security of our information systems, the occurrence of a cyber incident or deficiency in cyber security;

●	the risk of significant disruptions in our information technology systems;

●	our inability to recruit, train and retain quality employees, skilled technicians and senior management;

●	fluctuations in our operating results;

●	competition in the rental market;

●	the volatility of our stock price and the relatively low trading volume of our common stock;

●	our ability to adapt our technology;

●	our reliance on our enterprise resource planning system;

●	risks related to our acquisition strategy and the integration of the businesses we acquire;

●	volatility in our customers’ industries, changes in vendor rebate programs;

●	our vendors abilities to provide desired inventory;

●	the risks related to current and future indebtedness;

●	foreign currency rate fluctuations; and

●	the impact of general economic conditions on our business.

We caution you not to place undue reliance on any forward-looking statements, which speak only as of the date made, and advise that various factors, including those described above, could affect our financial performance and could cause our actual results or circumstances for future periods to differ materially from those anticipated or projected. See also Item 1A, Risk Factors, in the Form 10-K, which is incorporated herein by reference, for further information. Except as required by law, we do not undertake, and specifically disclaim any obligation to publicly release any revisions to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

TRANSCAT, INC.

We are a leading provider of accredited calibration and laboratory instrument services and a value-added distributor of professional grade test, measurement and control instrumentation. We are focused on providing services and products to highly regulated industries, particularly the life science industry, which includes pharmaceutical, biotechnology, medical device and other FDA-regulated businesses. Additional industries served include FAA-regulated businesses, including aerospace and defense industrial manufacturing; energy and utilities, including oil and gas and alternative energy; and other industries that require accuracy in their processes, confirmation of the capabilities of their equipment, and for which the risk of failure is very costly.

We conduct our business through two operating segments: service (“Service”) and distribution (“Distribution”). Through our Service segment, we offer calibration, repair, inspection, analytical qualifications, preventative maintenance, consulting and other related services, a majority of which are processed through our proprietary asset management system, CalTrak® (“CalTrak®”) and our online customer portal, C3®. Our Service model is flexible, and we cater to our customers’ needs by offering a variety of services and solutions including permanent and periodic on-site services, mobile calibration services, pickup and delivery and in-house services. As of the end of fiscal year 2020 which ended March 28, 2020 (“fiscal year 2020”), we operated twenty-two calibration service centers strategically located across the United States, Puerto Rico, and Canada. We also serve our customers on-site at their facilities for daily, weekly or longer-term periods. In addition, we have several imbedded customer-site locations that we refer to as “client-based labs,” where we provide calibration services, and in some cases other related services, exclusively for the customer and where we reside and work every day. We also have a fleet of mobile calibration laboratories that can provide service at customer sites which may not have the space or utility capabilities we require to service their equipment.

Through our Distribution segment, we sell and rent national and proprietary brand instruments to customers globally. Through our website, in-house sales team and printed and digital marketing materials, we offer access to more than 150,000 test, measurement and control instruments, including products from approximately 500 leading brands. Most instruments we sell and rent require calibration service to ensure that they maintain the most precise measurements. By having the capability to calibrate these instruments at the time of sale and at regular post-sale intervals, we can give customers a value-added service that we believe most of our competitors are unable to provide. Calibrating before shipping means the customer can place their instruments into service immediately upon receipt, reducing downtime. Other value-added options we offer through our Distribution segment include equipment kitting (which is especially valued in the power generation sector), equipment rentals and used equipment sales.

Our commitment to quality goes beyond the services and products we deliver. Our sales, customer service and support teams provide expert advice, application assistance and technical support to our customers. Since calibration is an intangible service, our customers rely on us to uphold high standards and provide integrity in our people and processes.

Transcat was incorporated in Ohio in 1964. Our executive offices are located at 35 Vantage Point Drive, Rochester, New York 14624. We trade on the Nasdaq Global Market under the ticker symbol “TRNS.”

Our Strategy

Our two operating segments are highly complementary in that their offerings are of value to customers within the same industries. Our strategy is to leverage the complementary nature of our operating segments in ways that add value for all customers who select Transcat as their source for test and measurement equipment and/or calibration and laboratory instrument services. We strive to differentiate ourselves within the markets we serve and build barriers to competitive entry by offering a broad range of products and services and by integrating our product and service offerings in a value-added manner to benefit our customers’ operations.

During fiscal year 2020, we continued to commit capital, people and leadership investments to advance our “Operational Excellence” initiative. These initiatives are resulting in increased productivity and operational efficiency and further differentiation from our competitors as we leverage technology and process improvements to improve our effectiveness and our customers’ experiences. Our Operational Excellence is a multi-year, ever-evolving program that we believe will deliver certain short-term benefits but is focused on the use of technology and process improvements to create an infrastructure to support our strategic goals over a longer timeframe.

Within the Service segment, our strategy is to drive double-digit revenue growth through both organic expansion and acquisitions. We expect to achieve mid-to-high single digit organic revenue growth in this segment. We have adopted an integrated sales model to drive sales and capitalize on the cross-selling opportunities between our two segments, especially leveraging our Distribution relationships to develop new Service relationships. We leverage these relationships with our unique value proposition which resonates strongly with customers who rely on accredited calibration services and/or laboratory instrument services to maintain the integrity of their processes and/or meet the demands of regulated business environments. Our customer base values our superior quality programs and requires precise measurement capability in their processes to minimize risk, waste and defects. We execute this strategy by leveraging our quality programs, metrology expertise, multiple locations, qualified technicians, breadth of capabilities, and on-site and depot service options. Together, this allows us to meet the most rigorous quality demands of our most highly regulated customers while simultaneously being nimble enough to meet their business needs.

We expect to continue to grow our Service business organically by taking market share from other third-party providers and original equipment manufacturers (“OEMs”), as well as by targeting the outsourcing of in-house calibration labs as multi-year client-based lab contracts. We believe an important element in taking market share is our ability to expand into new technical capabilities that are in demand by our current and target customer base.

The other component to our Service growth strategy is acquisitions. There are three drivers of our acquisition strategy: geographic expansion, increased capabilities and infrastructure leverage. The majority of our acquisition opportunities have been in the $500 thousand to $10 million annual revenue range, and we are disciplined in our approach to selecting target companies. One focus of our Operational Excellence initiative is to strengthen our acquisition integration process, allowing us to capitalize on acquired sales and cost synergies at a faster pace.

Our Distribution segment strategy is to be the premier distributor and rental source of leading test and measurement equipment while also providing cross-selling opportunities for our Service segment. Through our vendor relationships we have access to more than 150,000 products, which we market to our existing and prospective customers both with and without value-added service options that are unique to Transcat. In addition to offering pre-shipment value-added services, we offer our customers the options of renting selected test and measurement equipment or buying used equipment, furthering our ability to answer all of our customers’ test and measurement equipment needs. We continuously evaluate our offerings and add new in-demand vendors and products. In recent years we have expanded the number of SKUs that we stock and the number of SKUs that are sold with pre-shipment calibrations and have increased our focus on digital marketing to capitalize on the ever-growing B2B ecommerce trend. Our equipment rental business continues to grow, and with it used equipment sales. Having new, used and rental equipment further differentiates us from our Service segment competitors.

We see these various methods of meeting our Distribution customers’ needs as a way to differentiate ourselves and to diversify this segment’s customer base from its historically niche market. This differentiation and diversification strategy has been deliberately instituted in recent years as a means to mitigate the effect of price-driven competition and to lessen the impact that any particular industry or market will have on the overall performance of this segment.

We believe our combined Service and Distribution segment offerings, experience, technical expertise and integrity create a unique and compelling value proposition for our customers, and we intend to continue to grow our business through organic revenue growth and business acquisitions. We consider the attributes of our Service segment which include higher gross margins and recurring revenue streams from customers in regulated industries to be more compelling and scalable than our legacy Distribution segment. For this reason, we expect our Service segment to be the primary source of revenue and earnings growth in future fiscal years.

RISK FACTORS

Investing in our securities involves risks. Before making an investment decision, you should carefully consider the specific risks, if any, set forth under the caption “Risk Factors” in the applicable prospectus supplement and under the caption “Risk Factors” in our filings with the SEC, which are incorporated by reference into this prospectus. See “Where You Can Find More Information.”

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our filings with the SEC are available to the public through the SEC's internet site at www.sec.gov. Our annual, quarterly and current reports and amendments to those reports, if any, are also available via the internet at our website, www.transcat.com, by following the links to “Investor Relations” and “SEC Filings.” All internet addresses provided in this prospectus are for informational purposes only and are not intended to be hyperlinks. In addition, the information on, or accessible through, our internet site, or any other internet site described herein, is not a part of, and is not incorporated or deemed to be incorporated by reference in, this prospectus, and you should not consider it to be a part of this prospectus. In addition, you may request copies of these filings, including the documents listed below under the heading “Incorporation of Certain Information by Reference,” at no cost, by calling us at (585) 352-7777 or by writing to us at: Transcat, Inc., Attn: Corporate Secretary, 35 Vantage Point Drive, Rochester, New York 14624.

We have filed with the SEC a registration statement under the Securities Act relating to the offering of these securities. The registration statement, including the attached exhibits, contains additional relevant information about us and the securities. This prospectus does not contain all of the information set forth in the registration statement. You may review a copy of the registration statement and the documents incorporated by reference herein through the SEC’s internet web site referred to above.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

THIS PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE THAT ARE NOT PRESENTED IN OR DELIVERED WITH THIS PROSPECTUS. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS AND IN THE DOCUMENTS THAT WE HAVE INCORPORATED BY REFERENCE INTO THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM OR IN ADDITION TO THE INFORMATION CONTAINED IN THIS DOCUMENT AND INCORPORATED BY REFERENCE INTO THIS PROSPECTUS.

The SEC allows us to incorporate by reference into this prospectus certain information we file with it, which means that we can disclose important information by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus. We incorporate by reference the documents listed below and all documents subsequently filed with the SEC (excluding any portions of any Form 8-K that are not deemed “filed” pursuant to the General Instructions of Form 8-K) pursuant to Section 13(a), 14 or 15(d) of the Exchange Act, after the date of this prospectus and prior to the date this offering is terminated or we issue all of the securities under this prospectus:

●	Our Annual Report on Form 10-K for the fiscal year ended March 28, 2020, filed with the SEC on June 8, 2020, including the information specifically incorporated by reference into the Form 10-K from our definitive proxy statement for the 2020 Annual Meeting of Stockholders filed on July 23, 2020.

●	Our Quarterly Reports on Form 10-Q for the quarters ended June 27, 2020 and September 26, 2020, filed with the SEC on August 5, 2020, and November 4, 2020, respectively.
●	Our Current Reports on Form 8-K filed with the SEC on May 8, 2020 (as amended by our Current Report on Form 8-K/A filed on May 11, 2020), May 22, 2020, July 22, 2020, July 30, 2020, September 10, 2020, and November 10, 2020.

●	The description of our common stock, par value $0.50 per share, contained in Amendment Number 1 to our Registration Statement on Form S-3 (Registration No. 333-42345), filed with the SEC on February 5, 1998, and any amendment or report filed for the purpose of updating such description (including Exhibit 4.1 to our Annual Report on Form 10-K filed with the SEC on June 7, 2019).

Nothing in this prospectus shall be deemed to incorporate information furnished, but not filed, with the SEC, including pursuant to Item 2.02 or Item 7.01 of Form 8-K and any corresponding information or exhibit furnished under Item 9.01 of Form 8-K.

Information in this prospectus supersedes related information in the documents listed above and information in subsequently filed documents supersedes related information in both this prospectus and the incorporated documents.

To obtain copies of these filings, see “Where You Can Find More Information” in this prospectus.

THE SECURITIES WE MAY OFFER

This prospectus contains a summary of the common stock, warrants, purchase contracts, debt securities and units that we may offer under this prospectus. The particular material terms of the securities offered by a prospectus supplement will be described in that prospectus supplement. The descriptions herein and in the applicable prospectus supplement do not contain all of the information that you may find useful or that may be important to you. However, this prospectus, the prospectus supplement and the pricing supplement, if applicable, contain the material terms and conditions for each security. The prospectus supplement will also contain information, where applicable, about material U.S. federal income tax considerations relating to the offered securities, and the securities exchange, if any, on which the offered securities will be listed. You should read these documents as well as the documents filed as exhibits to or incorporated by reference to this registration statement. Capitalized terms used in this prospectus that are not defined will have the meanings given them in these documents.

DESCRIPTION OF COMMON STOCK

Introduction

The following section describes the material features and rights of our common stock. The summary does not purport to be exhaustive and is qualified in its entirety by reference to our Articles of Incorporation, as amended (the “Articles”) and our Code of Regulations, as amended (the “Code of Regulations”), each of which is filed as an exhibit to the Registration Statement of which this prospectus is a part, and to applicable sections of the Ohio General Corporation Law (the “OGCL”).

General

We are authorized to issue up to 30,000,000 shares of common stock. Each share of common stock entitles the holder to the same rights, and is the same in all respects, as each other share of common stock. Holders of common stock are entitled to: (i) one vote per share on all matters requiring a shareholder vote; (ii) a ratable distribution of dividends, if and when, declared by the board of directors (the “Board”); and (iii) in the event of a liquidation, dissolution or winding up of us, to share ratably in all assets remaining available for distribution to them after payment of liabilities. Holders of common stock, as such, have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to the common stock. The shares of common stock, when issued in the manner described in this prospectus, will be fully paid and nonassessable.

Dividends

Our credit agreement, as amended, limits our ability to pay cash dividends to $3.0 million in any fiscal year. We have not declared any cash dividends since our inception and have no current plans to pay any dividends in the foreseeable future.

Transfer Agent & Registrar

The transfer agent and registrar for our common stock is Computershare.

Listing

Our common stock is listed on the Nasdaq Global Market under the trading symbol “TRNS.”

Anti-takeover Effects of Certain Provisions in our Articles of Incorporation, Code of Regulations and the OGCL

Articles of Incorporation and Code of Regulations

Some provisions of our Articles and Code of Regulations may be deemed to have an anti-takeover effect and may collectively operate to delay, defer or prevent a tender offer, a proxy contest or takeover attempt that a shareholder might consider in his or her best interest, including those attempts that might result in a premium over the market price for the shares held by our shareholders. These provisions are intended to discourage certain types of coercive takeover practices and inadequate takeover bids. This also encourages persons seeking to acquire control of us to negotiate with us first. As a result, shareholders who might desire to participate in such transactions may not have an opportunity to do so. In addition, these provisions will also render the removal of our Board or management more difficult. The following discussion is a summary of certain material provisions of our Articles and Code of Regulations, copies of which are filed as exhibits to the Registration Statement of which this prospectus is a part.

Our Articles require the affirmative vote of the holders of at least 75% of the capital stock of the Company entitled to vote in order to authorize: (i) any merger or consolidation of the Company with any other corporation if such transaction would otherwise by law require a vote of the shareholders; (ii) any combination or majority share acquisition with or by any corporation if such transaction would otherwise by law require a vote of the shareholders; or (iii) any lease, sale, exchange, transfer or other disposition of all or substantially all of the assets of the Company to any other person or entity; if, in any such event, such other corporation, person or entity is the beneficial owner of ten percent or more of the outstanding capital stock of the Company entitled to vote thereon. Notwithstanding the forgoing, such restrictions do not apply if the Company’s Board of Directors approves a memorandum of understanding with the other corporation, person or entity prior to the time it becomes the owner of ten percent or more of the outstanding shares of the Company’s capital stock.

Additionally, the affirmative vote of the holders of at least 75% of the capital stock of the Company entitled to vote is required to amend, alter or repeal any of the foregoing provisions of our Articles.

Finally, the Board is divided into three classes, and our Code of Regulations state that the members of each class are elected for a term of three years and only one class of directors is elected annually. Thus, it would take at least two annual elections to replace a majority of our Board.

Ohio General Corporation Law

Certain provisions of the OGCL make a change in control of an Ohio corporation more difficult. Below is a summary of the Ohio anti-takeover statutes.

Ohio Control Share Acquisition Statute

The OGCL provides that certain notice and informational filings, and special shareholder meeting and voting procedures, must occur prior to the acquisition of an issuer’s shares that would entitle the acquirer to exercise or direct the voting power of the issuer in the election of directors within any of the following ranges: (i) one-fifth or more but less than one-third of such voting power, (ii) one-third or more but less than a majority of such voting power; or (iii) a majority or more of such voting power.

The Ohio Control Share Acquisition Statute does not apply to a corporation if its articles of incorporation or code of regulations so provide. We have not opted out of the application of the Ohio Control Share Acquisition Statute.

Ohio Merger Moratorium Statute

Chapter 1704 of the OGCL addresses a range of business combinations and other transactions (including mergers, consolidations, asset sales, loans, disproportionate distributions of property and disproportionate issuances or transfers of shares or rights to acquire shares) between an Ohio corporation and an “Interested Shareholder” who, alone or with others, may exercise or direct the exercise of at least 10% of the voting power of the corporation in the election of directors. The Ohio Merger Moratorium Statute prohibits such transactions between the corporation and an Interested Shareholder for a period of three years after a person becomes an Interested Shareholder, unless, prior to such date, the directors approved either the business combination or other transaction or approved the acquisition that caused the person to become an Interested Shareholder.

After the three-year period, transactions between the corporation and the Interested Shareholder are permitted if:

●	the transaction is approved by the holders of shares with at least two-thirds of the voting power of the corporation in the election of directors or the approval of the holders of a majority of the voting shares held by persons other than an Interested Shareholder; or

●	the business combination results in shareholders, other than the Interested Shareholder, receiving the higher of the highest amount paid in the past by the Interested Shareholders for the corporation’s shares or the amount that would be due to the shareholders if the corporation were to dissolve.

The Ohio Merger Moratorium Statute does not apply to a corporation if its articles of incorporation or code of regulations so provide. We have not opted out of the application of the Ohio Merger Moratorium Statute.

Ohio Anti-Greenmail Statute

Pursuant to the Ohio Anti-Greenmail Statute, a public corporation formed in Ohio may recover profits that a shareholder makes from the sale of the corporation’s securities within 18 months after making a proposal to acquire control or publicly disclosing the possibility of a proposal to acquire control. The corporation may not, however, recover from a person who proves either: (i) that his sole purpose in making the proposal was to succeed in acquiring control of the corporation and there were reasonable grounds to believe that he would acquire control of the corporation; or (ii) that his purpose was not to increase any profit or decrease any loss in the shares. Also, before the corporation may obtain any recovery, the aggregate amount of the profit realized by such person must exceed $250,000. Any shareholder may bring an action on behalf of the corporation if a corporation refuses to bring an action to recover these profits. The party bringing such an action may recover his attorneys’ fees if the court having jurisdiction over such action orders recovery of any profits.

The Ohio Anti-Greenmail Statute does not apply to a corporation if its articles of incorporation or code of regulations so provide. We have not opted out of the application of the Ohio Anti-Greenmail Statute.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase our common stock and/or debt securities, in one or more series. We may offer warrants separately or together with one or more additional warrants, common stock, debt securities or any combination of those securities, as described in the appropriate prospectus supplement, and the warrants may be attached to or separate from those securities. If we issue warrants as part of a unit, the accompanying prospectus supplement will specify whether those warrants may be separated from the other securities in the unit prior to the warrants’ expiration date. Below is a description of certain general terms and provisions of the warrants that we may offer. Further terms of the warrants will be described in the prospectus supplement.

The applicable prospectus supplement will contain, where applicable, the terms of and other information relating to the warrants. If warrants for the purchase of debt securities are offered, the prospectus supplement will describe the following terms, to the extent applicable:

●	the offering price and the aggregate number of warrants offered;

●	the currencies in which the warrants are being offered;

●	the designation, aggregate principal amount, currencies, denominations and terms of the series of debt securities that can be purchased if a holder exercises a warrant;

●	the designation and terms of any series of debt securities with which the warrants are being offered and the number of warrants offered with each such debt security;

●	the date on and after which the holder of the warrants can transfer them separately from the related series of debt securities;

●	the terms of any rights to redeem or call the warrants;

●	the date on which the right to exercise the warrants begins and the date on which that right expires;

●	whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

●	federal income tax consequences of holding or exercising the warrants; and

●	any other specific terms, preferences, rights or limitations of, or restrictions on, the warrants.

Until any warrants for the purchase of debt securities are exercised, the holder of the warrants will not have any of the rights of holders of the debt securities that can be purchased upon exercise, including any rights to receive payments of principal, premium or interest on the underlying debt securities or to enforce covenants in the applicable indenture.

If warrants for the purchase of shares of common stock are offered, the prospectus supplement will describe the following terms, to the extent applicable:

●	the specific designation and aggregate number of, and the price at which we will issue, the warrants;

●	the currency or currency units in which the offering price, if any, and the exercise price are payable;

●	the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

●	any applicable anti-dilution provisions;

●	any applicable redemption or call provisions;

●	the circumstances under which the warrant exercise price may be adjusted;

●	whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

●	any applicable material United States federal income tax consequences;

●	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

●	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

●	the designation and terms of the common stock purchasable upon exercise of the warrants;

●	if applicable, the designation and terms of the common stock with which the warrants are issued and the number of warrants issued with each security;

●	if applicable, the date from and after which the warrants and the related common stock will be separately transferable;

●	the number of shares of common stock purchasable upon exercise of a warrant and the price at which those shares may be purchased;

●	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

●	information with respect to book-entry procedures, if any;

●	whether the warrants are to be sold separately or with other securities as parts of units; and

●	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Until any warrants to purchase shares of common stock are exercised, holders of the warrants will not have any rights of holders of the underlying shares of common stock, including any rights to receive dividends or to exercise any voting rights, except to the extent provided in the prospectus supplement relating to a particular issue of warrants.

Unless otherwise provided in the prospectus supplement relating to a particular issue of warrants, each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants. The warrant agent will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. This summary of certain provisions of the warrants is not complete, and is subject to modification in any prospectus supplement for any issuance of warrants. For the terms of a particular series of warrants, you should refer to the prospectus supplement for that series of warrants and the warrant agreement and form of warrant certificate for that particular series.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts, including purchase contracts issued as part of a unit with one or more other securities, for the purchase or sale of our common stock and/or debt securities. The price per share of such securities may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula contained in the purchase contracts. We may issue purchase contracts in such amounts and in as many distinct series as we wish.

The applicable prospectus supplement may contain, where applicable, the following information about the purchase contracts issued under it:

●	whether the purchase contracts obligate the holder to purchase or sell, or both, our equity and/or debt securities, and the nature and amount of those securities, or method of determining those amounts;

●	whether the purchase contracts are to be prepaid or not;

●	whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of our securities;

●	any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contracts;

●	United States federal income tax considerations relevant to the purchase contracts; and

●	whether the purchase contracts will be issued in fully registered global form.

The applicable prospectus supplement will describe the terms of any purchase contracts. The preceding description and any description of purchase contracts in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the purchase contract agreement and, if applicable, collateral arrangements and depositary arrangements relating to such purchase contracts.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes certain general terms and provisions of the debt securities that we may offer in one or more series under this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the supplement to what extent the general terms and provisions described in this prospectus apply to a particular series of debt securities.

We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be our senior, senior subordinated or subordinated obligations and, unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations.

We will issue the debt securities under the indenture that we will enter into with a national banking association or other eligible party, as trustee. The indenture will be qualified under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. We have filed the form of indenture as an exhibit to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

The following summary of material provisions of the debt securities and the indenture is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. The summary is not complete. The form of the indenture has been filed as an exhibit to the registration statement and you should read the indenture for provisions that may be important to you. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete indenture that contains the terms of the debt securities.

General

We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth in an officer’s certificate or a supplemental indenture. The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series (including any pricing supplement or term sheet), including the following terms, if applicable:

●	the title and ranking of the debt securities (including the terms of any subordination provisions);

●	the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;

●	the aggregate principal amount of the debt securities being offered and any limit on the aggregate principal amount of such series of debt securities;

●	whether any of our direct or indirect subsidiaries will guarantee the debt securities, including the terms of subordination, if any, of such guarantees;

●	the date or dates on which the principal of the securities of the series is payable;

●	the interest rate, if any, and the method for calculating the interest rate;

●	the dates from which interest will accrue, the interest payment dates and the record dates for the interest payments;

●	the place or places where principal of, and any interest on, the debt securities will be payable (and the method of such payment), where the securities of such series may be surrendered for registration of transfer or exchange, and where notices and demands to us in respect of the debt securities may be delivered;

●	any mandatory or optional redemption terms;

●	any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities and the period or periods within which, the price or prices at which and the terms and conditions upon which securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

●	any dates, if any, on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of such repurchase obligations;

●	the denominations in which the debt securities will be issued;
●	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;
●	the currency of denomination of the debt securities, which may be U.S. dollars or any foreign currency, and if such currency of denomination is a composite currency, the agency or organization, if any, responsible for overseeing such composite currency;

●	the designation of the currency, currencies or currency units in which payment of the principal of, and any interest on, the debt securities will be made;
●	if payments of principal of, any interest on, the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to such payments will be determined;

●	the manner in which the amounts of payment of principal of, or any interest on, the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index;

●	any provisions relating to any security provided for the debt securities;
●	any addition to, deletion of or change in the events of default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

●	any addition to, deletion of or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;
●	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents appointed with respect to the debt securities;
●	the provisions, if any, relating to conversion or exchange of any series of debt securities, including if applicable, the conversion or exchange price and period, the securities or other property into which the debt securities will be convertible, provisions as to whether conversion or exchange will be mandatory, at the option of the holders thereof or at our option, the events requiring an adjustment of the conversion price or exchange price and provisions affecting conversion or exchange if such series of debt securities are redeemed; and

●	any other terms of the series of debt securities that may supplement, modify or delete any provision of the indenture as it applies to that series, including any terms that may be required under applicable law or regulations or advisable in connection with the marketing of the debt securities.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon maturity or a declaration of acceleration of their maturity following an event of default pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Transfer and Exchange

Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company, or the depositary, or a nominee of the depositary (we will refer to any such debt security as a “global debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificate as a “certificated debt security”) as set forth in the applicable prospectus supplement. Except as set forth below, global debt securities will not be issuable in certificated form.

Certificated Debt Securities

You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.

You may effect the transfer of certificated debt securities and the right to receive the principal of, premium and interest on certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.

Global Debt Securities and Book-Entry System

Each global debt security will be deposited with, or on behalf of, the depositary, and registered in the name of the depositary or a nominee of the depositary. Beneficial interests in global debt securities will not be issuable in certificated form unless (i) the depositary has notified us that it is unwilling or unable to continue as depositary for such global debt security or has ceased to be qualified to act as such as required by the indenture and we fail to appoint a successor depositary within 90 days of such event, (ii) we determine, in our sole discretion, not to have such securities represented by one or more global securities or (iii) any other circumstances shall exist, in addition to or in lieu of those described above, as may be described in the applicable prospectus supplement. Unless and until a global debt security is exchanged for certificated debt securities under the limited circumstances described in the previous sentence, a global debt security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.

Covenants

We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities.

No Protection in the Event of a Change of Control

Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) which could adversely affect holders of debt securities.

Consolidation, Merger and Sale of Assets

We may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our assets to any person (a “successor person”) unless:

●	we are the surviving corporation or the successor person (if other than us) is a corporation organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture; and

●	immediately after giving effect to the transaction, no default or event of default, shall have occurred and be continuing.

Notwithstanding the above, any of our subsidiaries may consolidate with, merge into or transfer all or part of its properties to Transcat.

Events of Default

“Event of Default” means with respect to any series of debt securities, any of the following:

●	default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of such default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);

●	default in the payment of principal of any security of that series at its maturity;
●	default in the performance or breach of any covenant by us in the indenture (other than defaults described above or defaults relating to a covenant that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee, or we and the trustee receive written notice from the holders of not less than 25% in principal amount of the outstanding debt securities of that series as provided in the indenture;

●	certain voluntary or involuntary events of bankruptcy, insolvency or reorganization of Transcat; and
●	any other event of default provided with respect to a series of debt securities, including any events of default relating to guarantors, if any, or subsidiaries that is described in the applicable prospectus supplement.

No event of default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an event of default with respect to any other series of debt securities. The occurrence of certain events of default or an acceleration under the indenture may constitute an event of default under certain indebtedness of ours or our subsidiaries outstanding from time to time.

If an event of default with respect to any series of debt securities at the time outstanding occurs and is continuing (other than an event of default resulting from certain events of bankruptcy, insolvency or reorganization), then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal of (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an event of default resulting from certain events of bankruptcy, insolvency or reorganization, the principal amount (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series, by written notice to us and the trustee, may rescind and annul such declaration of acceleration and its consequences if all events of default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an event of default.

The indenture provides that the trustee will be under no obligation to perform any duty or exercise any of its rights or powers under the indenture unless the trustee receives indemnity satisfactory to it against any cost, liability or expense which might be incurred by it in performing such duty or exercising such right of power. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

●	that holder has previously given to the trustee written notice of a continuing event of default with respect to debt securities of that series;
●	the holders of not less than 25% in principal amount of the outstanding debt securities of that series have made written request to the trustee to institute the proceedings in respect of such event of default in its own name as trustee under the indenture;

●	such holder or holders have offered to the trustee indemnity or security satisfactory to the trustee against the costs, expenses and liabilities which might be incurred by the trustee in compliance with such request;

●	the trustee has failed to institute any such proceeding for 60 days after its receipt of such notice, request and offer of indemnity; and
●	no direction inconsistent with such written request has been given to the trustee during such 60-day period by holders of a majority in principal amount of the outstanding debt securities of that series.

Notwithstanding any other provision in the indenture, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, and any interest on, that debt security on or after the due dates expressed in that debt security (or, in the case of redemption, on the redemption date) and to institute suit for the enforcement of any such payment and such rights shall not be impaired without the consent of such holder.

The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture from our principal executive officer, principal financial officer or principal accounting officer. If a default or event of default occurs and is continuing with respect to the debt securities of any series and if it is actually known to a responsible officer of the trustee, the trustee shall mail to each holder of the debt securities of that series notice of a default or event of default within 60 days after it occurs or, if later, after a responsible officer of the trustee has knowledge of such default or event of default. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any default or event of default (except in payment on any debt securities of that series) with respect to debt securities of that series if the trustee determines in good faith that withholding notice is in the interest of the holders of those debt securities.

Modification and Waiver

We and the trustee may modify and amend or supplement the indenture or the debt securities of one or more series without the consent of any holder of any debt security:

●	to add guarantees with respect to debt securities of a series or secure debt securities of a series;
●	to surrender any of our rights or powers under the indenture;
●	to add covenants or events of default for the benefit of the holders of any series of debt securities;
●	to comply with the applicable procedures of the applicable depositary;
●	to cure any ambiguity, defect or inconsistency;
●	to comply with covenants in the indenture described above under the heading “Consolidation, Merger and Sale of Assets”;
●	to provide for uncertificated securities in addition to or in place of certificated securities;
●	to make any change that does not materially adversely affect the rights of any holder of debt securities;
●	to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;
●	to effect the appointment of a successor trustee with respect to the debt securities of any series and to add to or change any of the provisions of the indenture to provide for or facilitate administration by more than one trustee;

●	to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act; and
●	for certain other reasons set forth in any prospectus supplement.

We may also modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of the holders of each affected debt security then-outstanding if that amendment will:

●	reduce the principal amount of debt securities whose holders must consent to an amendment, supplement or waiver;
●	reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;
●	reduce the principal of, or change the fixed maturity of, any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

●	reduce the principal amount of discount securities payable upon acceleration of maturity;
●	waive a default in the payment of the principal of, or interest, if any, on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in principal amount of the then-outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

●	make the principal of, or any interest on, any debt security payable in currency other than that stated in the debt security;
●	make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, and any interest on, those debt securities and to institute suit for the enforcement of any such payment;

●	make any change to certain provisions of the indenture relating to waivers or amendments; or
●	waive a redemption payment with respect to any debt security, provided that such redemption is made at our option.

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may, on behalf of the holders of all debt securities of that series, by written notice to the trustee, waive our compliance with provisions of the indenture or the debt securities with respect to such series. The holders of a majority in principal amount of the outstanding debt securities of any series may, on behalf of the holders of all the debt securities of such series, waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, or any interest on, any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

Legal Defeasance. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (subject to certain exceptions). We will be so discharged upon the deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal and interest, if any, on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.

This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.

Defeasance of Certain Covenants. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions, (i) we may omit to comply with the covenant described under the heading “Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants which may be set forth in the applicable prospectus supplement; and (ii) any omission to comply with those covenants will not constitute a default or an event of default with respect to the debt securities of that series (“covenant defeasance”).

The conditions include (i) depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of, and interest, if any, on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and (ii) delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred.

Governing Law

The indenture and the debt securities, including any claim or controversy arising out of or relating to the indenture or the securities, will be governed by the laws of the State of New York (without regard to the conflicts of laws provisions thereof other than Section 5-1401 of the General Obligations Law).

DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other classes of securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The units may be issued under unit agreements to be entered into between us and a unit agent, as detailed in the prospectus supplement relating to the units being offered. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The applicable prospectus supplement may describe:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;
●	the terms of the unit agreement governing the units;
●	United States federal income tax considerations relevant to the units; and
●	whether the units will be issued in fully registered or global form.

The preceding description and any description of units in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the form of unit certificate and unit agreement, if any, which will be filed with the SEC in connection with the offering of such units, and, if applicable, collateral arrangements and depositary arrangements relating to such units.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities for general corporate purposes unless otherwise indicated in the prospectus supplement relating to a specific issue of securities. Our general corporate purposes may include the acquisition of companies, businesses or assets; repayment and refinancing of debt; capital expenditures; and working capital. The prospectus supplement with respect to an offering of securities may identify different or additional uses for the proceeds of such offering.

The precise amounts and the timing of our use of the net proceeds will depend upon market conditions, the availability of other funds and other factors. Until we use the net proceeds from the sale of any of the securities for general corporate purposes, we expect to either reduce our indebtedness or invest in investment grade, interest-bearing securities.

PLAN OF DISTRIBUTION

We may sell our securities in any of the following ways:

●	to or through underwriters;
●	through agents;
●	through broker-dealers (acting as agent or principal);
●	directly by us to purchasers, through a specific bidding or auction process or otherwise; or
●	through a combination of any such methods of sale.

The securities may be distributed at a fixed price or prices, which may be changed, market prices prevailing at the time of sale, including at-the-market offerings as defined in Rule 415(a)(4) under the Securities Act, at prices related to the prevailing market prices, or negotiated prices.

Each time that we use this prospectus to sell our securities, we will also provide a prospectus supplement that contains the specific terms of such offering. The prospectus supplement will set forth the terms of the offering of such securities, including:

●	the name or names of any underwriters, dealers or agents and the type and amounts of securities underwritten or purchased by each of them;
●	the public offering price of the securities and the net proceeds to us and any discounts, commissions or concessions allowed or reallowed or paid to underwriters, dealers or agents;
●	any exchange on which the securities will be issued; and
●	all other items constituting underwriting compensation.

We may also issue the securities as a dividend or distribution or in a subscription rights offering to our stockholders, in each case subject to applicable restrictive covenants contained in agreements and instruments governing our debt at the time of such dividend, distribution or offering. Any such dividend, distribution or subscription rights may or may not be transferable by stockholders. The applicable prospectus supplement will describe the specific terms of the dividend, distribution or subscription rights, including the terms of the dividend, distribution or subscription rights offering, the terms, procedures and limitations relating to the exchange and exercise of the dividend, distribution or subscription rights and, if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of common stock, other class of securities or units through the issuance of a dividend, distribution or subscription rights.

Sale Through Underwriters, Agents or Dealers

If we use underwriters in the sale of any securities on a firm commitment basis, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to certain conditions precedent. The underwriters will be obligated to purchase all of the securities if they purchase any of the securities. We may also engage underwriters on a best efforts basis.

We may sell the securities through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of our securities and any commissions we pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.

To the extent that we make sales to or through one or more underwriters or agents in at-the-market offerings, we will do so pursuant to the terms of a distribution agreement between us and the underwriters or agents. If we engage in at-the-market sales pursuant to a distribution agreement, we will issue and sell shares of our common stock to or through one or more underwriters or agents, which may act on an agency basis or on a principal basis. During the term of any such agreement, we may sell shares on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents. The distribution agreement will provide that any shares of our common stock sold will be sold at prices related to the then prevailing market prices for our common stock. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time and will be described in a prospectus supplement. Pursuant to the terms of the distribution agreement, we also may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our common stock or other securities. The terms of each such distribution agreement will be set forth in more detail in a prospectus supplement to this prospectus. If any underwriter or agent acts as principal, or broker dealer acts as underwriter, it may engage in certain transactions that stabilize, maintain or otherwise affect the price of our securities. We will describe any such activities in the prospectus supplement relating to the transaction.

In the sale of the securities, underwriters or agents may receive compensation from us in the form of underwriting discounts or commissions and may also receive compensation from purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Discounts, concessions and commissions may be changed from time to time. Dealers and agents that participate in the distribution of the securities may be deemed to be underwriters under the Securities Act, and any discounts, concessions or commissions they receive from us and any profit on the resale of securities they realize may be deemed to be underwriting compensation under applicable federal and state securities laws.

We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase our securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions or discounts we pay for solicitation of these contracts.

Agents and underwriters may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof. Agents and underwriters may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates in connection with those derivatives then the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of securities. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment).

Until the distribution of the securities is completed, rules of the SEC may limit the ability of any underwriters and selling group members to bid for and purchase the securities. As an exception to these rules, underwriters are permitted to engage in some transactions that stabilize the price of the securities. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities.

Underwriters may engage in overallotment. If an underwriter creates a short position in offered securities by selling more securities than are set forth on the cover page of the applicable prospectus supplement, the underwriters may reduce that short position by purchasing the securities in the open market.

The lead underwriters may also impose a penalty bid on other underwriters and selling group members participating in an offering. This means that if the lead underwriters purchase securities in the open market to reduce the underwriters' short position or to stabilize the price of the securities, they may reclaim the amount of any selling concession from the underwriters and selling group members who sold those securities as part of the offering.

Any person participating in the distribution of common stock registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Securities Act, Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our common stock by any such person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our common stock to engage in market-making activities with respect to our common stock. These restrictions may affect the marketability of our common stock and the ability of any person or entity to engage in market-making activities with respect to our common stock.

If more than 10% of the net proceeds of any offering of securities made under this prospectus will be received by Financial Industry Regulatory Authority (“FINRA”) members participating in the offering, or affiliates or associated persons of such FINRA members, the offering will be conducted in accordance with FINRA Rule 5110.

Direct Sales and Electronic Auctions

We may sell the securities offered through this prospectus directly. In this case, no underwriters or agents would be involved.

We may also make sales through the Internet or through other electronic means. Since we may from time to time elect to offer securities directly to the public, with or without the involvement of agents, underwriters or dealers, utilizing the Internet or other forms of electronic bidding or ordering systems for the pricing and allocation of such securities, you should pay particular attention to the description of that system we will provide in a prospectus supplement.

Such electronic system may allow bidders to directly participate, through electronic access to an auction site, by submitting conditional offers to buy that are subject to acceptance by us, and which may directly affect the price or other terms and conditions at which such securities are sold. These bidding or ordering systems may present to each bidder, on a so-called "real-time" basis, relevant information to assist in making a bid, such as the clearing spread at which the offering would be sold, based on the bids submitted, and whether a bidder's individual bids would be accepted, prorated or rejected. Any such matters will be described in the applicable prospectus supplement.

Upon completion of such an electronic auction process, securities may be allocated based on prices bid, terms of bid or other factors. The final offering price at which securities would be sold and the allocation of securities among bidders may be based in whole or in part on the results of the Internet or other electronic bidding process or auction.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Harter Secrest & Emery LLP, Buffalo, N.Y.

EXPERTS

The consolidated financial statements of Transcat, Inc. as of March 28, 2020 and March 30, 2019, and for each of the years in the two-year period ended March 28, 2020, have been incorporated by reference herein, in reliance upon the reports of Freed Maxick CPAs, P.C., independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

736,845 Shares of Common Stock

PROSPECTUS SUPPLEMENT

September 21, 2023

Sole Bookrunning Manager

Oppenheimer & Co.

Lead Manager

Craig-Hallum

Co-Managers

Northland Capital Markets	Roth Capital Partners